UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.__)

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OVERSEAS SHIPHOLDING GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

DATE & TIME

Wednesday, June 1, 2022 at 9:30 am, Eastern Time.

LOCATION

Stockholders may participate in the completely virtual annual meeting by dialing (844) 200-6205 for US/Canada callers and (929) 526-1599 for international callers and entering Access Code 885895.

RECORD DATE

Stockholders of record at the close of business on April 6, 2022, are the only stockholders entitled to notice of, and to vote at, the annual meeting.

MATERIALS

These proxy materials and our annual report were first sent or made available to stockholders on or about April 19, 2022.

ITEMS OF BUSINESS

(1)	to elect eight directors to serve until the 2023 Annual Meeting of Stockholders of the Company;
(2)	to approve, on an advisory basis, the 2021 compensation for the Named Executive Officers in the Summary Compensation Table in the Proxy Statement;
(3)	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2022;
(4)	To approve an amendment to the Overseas Shipholding Group, Inc. 2019 Incentive Compensation Plan for Management to increase the number of shares of Common Stock available for issuance by five (5) million shares; and
(5)	to transact such other business as may properly be brought before the Annual Meeting.

We are utilizing the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders over the Internet. We believe these rules allow us to provide stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. If you received a printed copy of the materials, we have enclosed a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”) with this Notice and the Proxy Statement.

It is very important that you are represented at the Annual Meeting and that your shares are voted. We urge you to vote as soon as possible by telephone, over the Internet, or by marking, signing and returning your proxy or voting instruction card. Your prompt consideration is greatly appreciated.

/s/ SUSAN ALLAN
Vice President, General Counsel and Corporate Secretary
Tampa, Florida
April 19, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 1, 2022: This Notice of Annual Meeting, Proxy Statement, and the 2021 Form 10-K are available at www.osg.com/investor-relations.

i

OVERSEAS SHIPHOLDING GROUP, INC.

302 Knights Run Avenue, Suite 1200

Tampa, FL 33602

PROXY STATEMENT

REMOTE PARTICIPATION IN ANNUAL MEETING

To participate in the Annual Meeting, dial (844) 200-6205 for US/Canada callers and (929) 526-1599 for international callers and enter Access Code 885895. Please dial in ten minutes prior to the start of the call. Stockholders and other interested parties can listen to a live webcast of the Meeting from the Investor Relations section of OSG’s website at www.osg.com.

We urge you to vote as soon as possible by telephone or over the Internet. If you wish to vote on the date of the Annual Meeting or to change your vote, you may do so by sending an email to Investor-Relations@osg.com and attaching either your proxy card or your voting instruction form and the legal proxy provided by your bank, broker or other nominee. This information is necessary in order for your vote to be counted. Your email must be submitted by 9:35 a.m. (ET) on Wednesday, June 1, 2022.

An audio replay of the Annual Meeting of Stockholder will be available starting at 11:00 a.m. (ET) on Wednesday, June 1, 2022 until June 8, 2022 by dialing (866) 813-9403 for US/Canada callers and (929) 458-6194 for international callers and entering Access Code 849003.

PROXY SUMMARY

This summary provides an overview of information contained in the Proxy Statement. It is not intended to provide all of the information in the Proxy Statement, which we recommend that you read and consider prior to voting. We also invite you to review our 2021 Form 10-K and our Sustainability Report for the year ended December 31, 2021 (the “2021 Sustainability Report”) to obtain a more comprehensive discussion of Overseas Shipholding Group, Inc. The Sustainability Report is not incorporated by reference in this Proxy Statement.

OSG qualifies as a Smaller Reporting Company under SEC rules. As a Smaller Reporting Company, we are permitted to omit certain disclosures from this Proxy Statement that are required for larger companies, including some additional disclosures relating to executive compensation. However, we recognize the importance of transparency and, accordingly, have chosen to provide certain compensation-related disclosures that we historically provided but are no longer required to provide.

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Voting Matters

Our stockholders are being asked to vote on the following matters at our 2022 Annual Meeting:

PROPOSALS	BOARD RECOMMENDATIONS

PROPOSAL 1. Election of Directors

The Board and the Corporate Governance and Risk Assessment Committee believe that each of the director nominees possess the experience and qualifications necessary to provide quality guidance to the Company’s management and effective oversight of the Company.

FOR Each Director Nominee

PROPOSAL 2. Advisory vote to approve the compensation of the Named Executive Officers for 2021

The Human Resources and Compensation Committee believes that the compensation paid to our Named Executive Officers and our overall pay practices are proper and supportable, and asks our stockholders to cast a favorable non-binding advisory vote on the compensation of the Named Executive Officers as described in “How We Compensate Our Executives” and in the compensation data provided in the tables within this Proxy Statement.	FOR

PROPOSAL 3. Ratification of appointment of the independent registered public accounting firm

The Audit Committee believes it to be in the best interest of the Company and its stockholders to retain the services of Grant Thornton LLP as the independent auditors of the Company for the fiscal year ending December 31, 2022 and asks stockholders to ratify this appointment.

FOR

PROPOSAL 4. To approve an amendment to the Overseas Shipholding Group, Inc. 2019 Incentive Compensation Plan for Management

The Board and the Human Resources and Compensation Committee believe it to be in the best interests of the Company to approve and adopt an amendment to the 2019 Incentive Compensation Plan for Management to increase the number of shares of Common Stock available for issuance under the Plan by five (5) million shares.

FOR

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Company Overview

OSG is a leading provider of energy transportation services, delivering crude oil and petroleum products to major oil companies and refiners. OSG’s 24 vessel fleet, of which 23 are U.S. flag vessels, consists of three crude oil tankers doing business in Alaska, two conventional articulated tug-barge units (“ATBs”), two lightering ATBs, three shuttle tankers, ten medium range tankers, one tanker in cold layup, and two non-Jones Act tankers that participate in the U.S. Maritime Security Program. OSG also owns and operates one Marshall Islands flagged MR tanker, which trades internationally. We provide safe, efficient, and reliable transportation to our customers and strive to ensure the highest standards of safety and environmental compliance throughout our organization.

Board Highlights

BOARD OF DIRECTORS				OSG Committee Membership
Name	Age	Tenure years(1)	Primary Occupation	A	C	G
Douglas Wheat (Non-Executive Chairman)	71	8	Managing partner of Wheat Investments
Rebecca K. DeLaet	54	2	Former CFO of O.G. Energy		X
Joseph I. Kronsberg	39	7	Former Partner at Cyrus Capital Partners, L.P.
Anja L. Manuel	47	5	Founding partner at Rice, Hadley, Gates & Manuel LLC	X		X*
Samuel H. Norton	63	8	CEO and President of OSG
John P. Reddy	69	4	Former CFO of Spectra Energy and private investor	X*		X
Julie E. Silcock	66	4	Senior Advisor for CDX Advisors	X	X*
Gary Eugene Taylor	68	8	Former member of U.S. Congress		X	X

* Indicates Chair of the Committee

A - Audit Committee

C - Compensation Committee

G - Governance and Risk Committee

(1) The average tenure of the independent directors is 5.43 years.

Governance Highlights

OSG is committed to maintaining leading corporate governance practices. We believe that sound governance policies encourage accountability of the Board and management, improve our standing within our industry, and promote the long-term interests of our stockholders.

Board Leadership Structure & Independence

●	We separate the roles of the CEO and Chairman and have an independent, non-executive Chairman of the Board.

●	Women comprise 37.5% of our Board slate.

●	All of our Directors and nominees are independent, other than our CEO.

●	Our Board is actively engaged in director succession planning and considers diversity in the selection criteria.

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Board Practices & Oversight

●	Regular executive sessions without management or non-independent directors present provide independent Directors an opportunity to meet in private.

●	The average attendance by directors at Board and Committee meetings was over 90%.

●	Oversight of risk management occurs within each Committee, as well as by the whole Board, and our Corporate Governance and Risk Assessment Committee (the “Governance and Risk Committee”) specifically assesses Company risks.

●	Our Corporate Governance Guidelines provide for consideration of average tenure of the Directors.

Other Activities

●	We prohibit hedging and pledging of securities owned by Directors and employees.

●	Our Directors and Officers are required to retain ownership of a certain level of OSG stock in accordance with stock ownership guidelines.

●	Directors possess a wide range of financial, energy, governance and transportation services experience, resulting in diverse viewpoints, including service on other public and non-profit boards and prior service in the U.S. Congress.

●	Directors must inform the Governance and Risk Committee of any changes in their principal occupation and prior to accepting outside board membership.

Executive Compensation

Consistent with our goal of enhancing stockholder value, we are committed to aligning executive compensation with our strategic short-term and long-term objectives, as well as with the interests of our stockholders. The compensation disclosed in the Summary Compensation Table and the other related tables reflects compensation decisions that were made in early 2021 and were based on the terms of employment agreements. The section “How We Compensate Our Executives” describes our compensation program in detail.

Cybersecurity & Cyber Awareness

We understand that, in order to maintain competitiveness, OSG must utilize technology and adapt our practices to maximize efficiency in the conduct of our business. For example, the COVID-19 pandemic forced our business to adjust to the work-from-home environment and to utilize technological tools as much as possible. We have digitized most of our documents and we utilize several software applications for data analytics on our operations.

While we recognize the valuable benefits that “going digital” can provide, OSG also takes cybersecurity threats very seriously. We communicate with the Cybersecurity and Infrastructure Security Agency (CISA) and Federal Bureau of Investigation (FBI) on threats specific to the maritime industry and corporate operations. Over the last three years, OSG has not experienced any material cyber security violation or occurrence. We have in place a cyber security plan. Regular oversight is provided by our Governance and Risk Committee, including annual reviews of the cyber security plan, our current practices, and cyber security-related regulations that impact our Company.

Our cyber security plan is designed to provide malware protection and control to our systems to protect the information and operating technology on board our vessels and in our corporate operations, providing for:

●	incident hotlines for suspicious cyber activity and/or breaches of security,

●	layered cybersecurity approaches, including next-generation software protections, and

●	annual information technology and cyber security training required for all employees.

Environmental and Social Initiatives - Moving Energy with Integrity

OSG is committed to operating one of the safest, cleanest and most reliable fleets in the industry. Our industry is heavily regulated and our operations are in compliance with applicable regulations of the United States, the International Maritime Organization, the European Union and regional and local authorities on the prevention of oil spills, clean air and water, and carbon emissions.

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The Governance and Risk Committee provides oversight of our environmental, social and governance policies and practices and its charter requires this Committee to conduct quarterly reviews of risks in these areas.

For the fiscal year ended December 31, 2021, OSG has published its 2021 Sustainability Report. The report highlights key actions our Company has made to decrease our environmental impact, provide a safe and healthy work environment, promote a responsible and equitable workplace, and provide quality governance practices. Our policies relating to health and safety, environmental and social responsibility, and quality can also be found on our website. We have outlined a few key components of each of these policies below. To view the 2021 Sustainability Report or to view the policies in their entirety, please visit our website at www.osg.com/safety-and-environment.

Health and Safety Policy. We focus on providing healthy and safe working conditions for both our crews and shoreside employees and seek to accomplish these goals by:

●	Following our established Management System, which is designed to promote safe practices in ship operations, prevent damage to our vessels and the environment, prevent loss of human life and personal injury, and continuously improve the safety skills of personnel.

●	Maintaining and enforcing zero tolerance for any sexual assault or sexual harassment, the use of drugs or alcohol by seafarers and in the office workplace, or discrimination based on race, gender, disability, or religion.

●	Maintaining a Shipboard Occupational Health and Safety Program.

●	In response to the ongoing COVID-19 pandemic, establishing measures designed to protect the safety of our employees, both in the office and at sea.

●	Oversight by the Governance and Risk Committee of OSG’s safety performance and key performance indicators.

Environmental Protection and Social Responsibility Policy. Our policies and operating practices include:

●	Endeavoring that all employees are informed, trained, and committed to complying with each vessel’s Ship Energy Efficiency Management Plan.

●	Requiring that all crew members certify their understanding and acceptance of OSG’s Environmental Protection and Social Responsibility Policy as a condition of employment.

●	Allocating significant capital to lessen our environmental impact and remain compliant with all applicable regulations, including:

●	Installing ballast water treatment systems on our vessels;

●	Burning low sulfur content fuel in environmentally protected areas along the U.S. coastline;

●	Building newer, more efficient vessels to join our fleet; and

●	Oversight by our Governance and Risk Committee of the adequacy of OSG’s environmental initiatives and strategic planning.

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ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

The nominees for election at the Annual Meeting are listed below. The nominees were selected by the Board upon the recommendation of the Governance and Risk Committee. Unless otherwise directed, proxies will be voted for the election of these nominees to serve until the 2023 Annual Meeting of Stockholders of OSG and until their successors are elected and qualify.

The Governance and Risk Committee considers the following criteria for identifying and recommending qualified candidates for membership on the Board, seeking to maintain within these criteria appropriate diversity of individuals on the basis of gender, ethnic heritage, and life experiences:

●	judgment, character, integrity, expertise, tenure, skills and knowledge useful to the oversight of OSG’s business;

●	status as “independent” or “audit committee financial expert” or “financially literate” as defined by the New York Stock Exchange (“NYSE”) and the SEC;

●	high level managerial, business or other relevant experience, including, but not limited to, experience in the industry in which OSG operates or in areas relevant to OSG’s operations;

●	changes in the board member’s principal occupation or business associations;

●	absence of conflicts of interest;

●	status as a U.S. citizen for compliance with the Jones Act;

●	ability and willingness of the candidate to spend a sufficient amount of time and energy in furtherance of Board matters; and

●	average tenure of the Board as a whole.

As part of its annual assessment of Board structure and composition, the Governance and Risk Committee evaluates the extent to which the Board as a whole satisfies the foregoing criteria. The Governance and Risk Committee also engages in succession planning and has considered several new candidates during this process. The Governance and Risk Committee has evaluated the nominees under the above criteria, and this Committee and the Board recommend that the stockholders elect all nominees at the Annual Meeting. We expect each nominee for election as a Director to be able to serve if elected. If any nominee is not able to serve, the persons appointed by the Board and named as proxies in the proxy materials may vote their proxies for substitute nominees, unless the Board chooses to reduce the number of Directors serving on the Board.

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Director	Business Experience during the Past Five Years and Other Information

Douglas D. Wheat

Mr. Wheat is currently the Managing Partner of Wheat Investments, a private investment firm. From 2007 to 2016, he was the founding and Managing Partner of the private equity company Southlake Equity Group. From 1992 until 2006, Mr. Wheat was President of Haas Wheat & Partners. Prior to the formation of Haas Wheat, Mr. Wheat was a founding member of the merchant banking group at Donaldson, Lufkin & Jenrette where he specialized in leveraged buyout financing. From 1974 to 1984, Mr. Wheat practiced corporate and securities law in Dallas, Texas. Mr. Wheat is currently the Chairman of the Board of Directors of International Seaways, Inc. (a former wholly-owned division of OSG) and is also the Chairman of the Board of Directors of AMN Healthcare Services, Inc. (“AMN”). He has been a director of AMN since 1999, becoming Chairman in 2007. He previously served as Vice Chairman of Dex Media, Inc. and as Chairman of SuperMedia prior to its merger with Dex One. Mr. Wheat has also previously served as a member of the board of directors of several other companies including: Playtex Products (he also served as Chairman); Dr Pepper/Seven-Up Companies, Inc.; Dr Pepper Bottling of the Southwest, Inc.; Walls Industries, Inc.; Alliance Imaging, Inc.; Thermadyne Industries, Inc.; Sybron International Corporation; Nebraska Book Corporation; ALC Communications Corporation; Mother’s Cookies, Inc.; and Stella Cheese Company. Mr. Wheat received both his Juris Doctor and Bachelor of Science degrees from the University of Kansas.

Skills and Qualifications

Mr. Wheat’s finance and legal expertise and experience serving on numerous boards of directors make him a valuable asset to our Board.

Age: 71 Director and Chairman since 2014

Rebecca DeLaet

Ms. DeLaet was most recently the Chief Financial Officer of O.G. Energy (“OGE”) from 2018 until 2019. OGE is the energy arm of Ofer Global, a private portfolio of international businesses principally focused on shipping, real estate, energy, banking and investments. She served as a member of the Senior Management Committee of Ofer Global from 2004 to 2018. Ms. DeLaet also worked for Zodiac Finance, another division of Ofer Global, from 1990 to 2017 in positions of escalating authority as Vice President, Managing Director, and for the last seven years as President. She served on the Board of Directors and as Chair of the Audit Committee for both New Zealand Oil and Gas and Cue Energy Resources, publicly traded companies listed respectively on the New Zealand and Australian stock exchanges. She is currently the Director and Head of Finance for Team Image Synchronized Skating Team (a not for profit organization), a role which she has had since 2014.

Skills and Qualifications

Ms. DeLaet’s substantial experience in the shipping industry and her financial expertise qualify her for election to our Board.

Age: 54 Director since 2020 Committee: Compensation

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Director	Business Experience during the Past Five Years and Other Information

Joseph I. Kronsberg

Mr. Kronsberg served in various roles at Cyrus Capital Partners, L.P. from 2006 until May 2021, including as Principal responsible for certain investments in the financial, shipping and energy sectors. Previously, Mr. Kronsberg worked at Greenhill & Co. as a generalist in its mergers & acquisitions and restructuring departments. He currently serves as a Director of International Seaways, Inc. (a former wholly-owned division of OSG). Mr. Kronsberg has a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania, from which he graduated summa cum laude.

Skills and Qualifications

Mr. Kronsberg’s financial expertise and experience in investing and investment management make him a valuable asset to our Board.

Age: 39 Director since 2015

Anja L. Manuel

Former diplomat, author, and advisor on foreign policy, Anja Manuel is Co-Founder and Partner along with former Secretary of State Condoleezza Rice, former National Security Advisor Stephen Hadley and former Secretary of Defense Robert Gates, in Rice, Hadley, Gates & Manuel LLC, a strategic consulting firm that helps US companies navigate international markets.

Ms. Manuel is the author of the critically acclaimed This Brave New World: India, China and the United States, published by Simon and Schuster in 2016, and numerous articles and papers.

She is the Executive Director of the Aspen Strategy Group and Aspen Security Forum — a premier bi-partisan forum on foreign policy in the U.S. From 2005-2007, she served as an official at the U.S. Department of State, as Special Assistant to the Undersecretary for Political Affairs Nicholas Burns, responsible for Asia policy.

Earlier in her career, Ms. Manuel was an attorney at WilmerHale working on Supreme Court and international cases, and represented clients before the US Congress, Supreme Court, Department of Justice, Department of Defense, and the SEC. She began her career as an investment banker at Salomon Brothers in London.

A cum laude graduate of Harvard Law School and Stanford University, Ms. Manuel also lectured and was a research affiliate at Stanford University from 2009-2019, teaching courses on US Foreign Policy in Asia and Technology Policy.

Ms. Manuel currently serves as a Member of the Defense Policy Board for the US Department of Defense and is on the board of Ripple Labs Inc., a leading blockchain payments company. She has also served on advisory boards of Care.com, Center for a New American Security, Flexport Inc., Synapse Inc., and the boards of the National Committee on US-China Relations, American Ditchley Foundation, and former Governor Brown’s California Export Council, and is a member of the Council on Foreign Relations.

Skills and Qualifications

Ms. Manuel’s extensive experience in government relations, defense and governance matters makes her a valuable asset to our Board.

Age: 47 Director since 2017 Committees: Governance and Risk (Chair) Audit

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Director	Business Experience during the Past Five Years and Other Information

Samuel H. Norton

Mr. Norton was appointed Chief Executive Officer and President of OSG in December 2016. Prior to this appointment, he served as Senior Vice President and President and Chief Executive Officer of OSG’s U.S. Flag Strategic Business Unit from July 2016. Mr. Norton served as a non-executive Director on OSG’s Board from 2014 to July 2016. In 2006 Mr. Norton co-founded SeaChange Maritime, LLC, an owner and operator of container ships, and served as its Chairman and Chief Executive Officer. Mr. Norton previously spent 17 years as a senior executive officer at Tanker Pacific Management (Singapore) Pte. Ltd. In 1995, Mr. Norton initiated and led the entry of the Sammy Ofer Group into the container segment and acquired and operated the first container vessels in the group’s fleet. While at Tanker Pacific, Mr. Norton also conceived and started a related business, Tanker Pacific Offshore Terminals, which owns and operates a fleet of floating, offshore oil storage terminals. Prior to joining the Ofer group, Mr. Norton played a lead role in the Asian distressed assets group of the First National Bank of Boston, a position which acquainted him with the shipping industry and the Ofer family. Mr. Norton holds a Bachelor of Arts in Chinese Language and Literature from Dartmouth College.

Skills and Qualifications

Mr. Norton’s substantial experience in the shipping industry and his current status as Chief Executive Officer and President of OSG make him a valuable asset to our Board.

Age: 63 Director since 2014

John P. Reddy

Mr. Reddy is currently a business consultant and private investor. From 2009 until 2017, he served as the Chief Financial Officer of Spectra Energy Corporation, a premier owner and operator of pipeline and midstream energy assets. Prior to that, he served as Senior Vice President and Chief Financial Officer of Atmos Energy Corporation, the nation’s largest natural gas-only distributor, and in various financial roles with Pacific Enterprises Corporation. He currently serves on the audit committee and the conflicts committee of Hess Midstream LP and chairs the audit committee of PLH Group. Mr. Reddy has also served on the board of directors of DCP Midstream, LLC (from 2009 until 2017) and as a member of Paragon Offshore Plc’s board from 2014 to 2017. Mr. Reddy is a graduate of the University of California at Los Angeles and holds an MBA from the University of Southern California.

Skills and Qualifications

Mr. Reddy’s extensive experience in the energy sector, financial expertise, as well as service on the board of other publicly-traded companies make him a valuable asset to our Board.

Age: 69 Director since 2018 Committees: Audit (Chair) Governance and Risk

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Director	Business Experience during the Past Five Years and Other Information

Julie E. Silcock

Ms. Silcock has served as a Partner at CDX Advisors, a tech-enabled investment bank since June 2020. From 2009 to June 2020, she served as Managing Director and Co-Head of Southwest Investment Banking at Houlihan Lokey. Prior to that, she served as Managing Director and as Founder and Head of Southwest Investment Banking at Citigroup Global Markets, Inc. during her tenure from 2000 to 2009. Ms. Silcock earned her M.B.A. from Stanford Graduate School of Business and holds a B.A. degree from Princeton University. She currently also serves on the boards of MoneyGram International, Inc. (NASDAQ: MGI), a publicly traded fintech company, Q4 Inc. (TSX: QFOR) a publicly traded leading capital markets platform, JC Skincare, a privately held beauty company, and the U.S. Ski & Snowboard Foundation, a nonprofit organization that supports winter Olympic athletes. She was formerly on the Boards of MESA Airlines Inc. (NASDAQ: MESA), a publicly traded company, and GreenHunter Resources, Inc. (NYSE: GRH), a publicly traded water reclamation company.

Skills and Qualifications

Ms. Silcock has over 35 years of Capital Markets and M&A experience in the investment banking industry, bringing extensive financial knowledge and experience to the Board. Ms. Silcock also brings to the Board valuable knowledge of strategic considerations including M&A, corporate governance, compensation and similar issues from her current and prior work in investment banking and service on other publicly traded companies’ boards of directors.

Age: 66 Director since 2018 Committees: Compensation (Chair) Audit

Gary Eugene Taylor

Mr. Taylor is a former member of the U.S. Congress, having served for 21 years until January 2011. Mr. Taylor was a senior member of the House Armed Services Committee and Chairman of the Seapower Subcommittee, providing oversight of expenditures for Navy and Marine Corps programs. As Chairman, Mr. Taylor worked with senior Navy leadership to develop a 30-year shipbuilding plan. As a member of the Merchant Marine Committee, Mr. Taylor helped guide passage of the Oil Pollution Act of 1990, the U.S. law that regulates the shipment of petroleum products in U.S. waters. Mr. Taylor also served as a senior member of the House Transportation and Infrastructure Committee. He co-chaired the Shipbuilding Caucus, the Coast Guard Caucus, the National Guard and Reserve Caucus and the Expeditionary Warfare Caucus. After leaving Congress, Mr. Taylor worked on business development for E.N. Bisso in the ship assist business on the Mississippi River. From September 2011 until December 2013, Mr. Taylor served as a consultant for Navistar Defense on the Mine Resistant Ambush Protected vehicle program. Mr. Taylor served as a Commissioner on the Hancock County Port and Harbor Commission from 2012 to 2014, providing oversight for the Port Bienville Industrial Park and Stennis International Airport in Hancock County, Mississippi. He is a graduate of Tulane University.

Skills and Qualifications

Mr. Taylor’s extensive expertise in shipping regulation makes him a valuable asset to our Board.

Age: 68 Director since 2014 Committees: Governance and Risk Audit

The Board recommends a vote “FOR” the election of each of the nominees for director named in this Proxy Statement.

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INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE

Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines (the “Guidelines”) to support the effective functioning of the Board and its committees, to promote the interests of all stockholders, and to set expectations as to how the Board, its various committees, individual directors and management should perform their functions. The Board believes that ethics and integrity cannot be legislated or mandated by directive or policy and that the ethics, character, integrity and values of OSG’s directors and senior management remain the most important safeguards in quality corporate governance. The Guidelines provide criteria for the selection of directors that include diversity. They are posted on OSG’s website, www.osg.com, and are available in print upon request. The website and the information contained on that site, or connected to that site, are not incorporated by reference in this Proxy Statement. Under the Guidelines, each director is expected to attend all Board meetings and all meetings of committees of which the director is a member.

Board Leadership Structure. The Guidelines provide that the Board selects the Chief Executive Officer of OSG and may select a Chairman of the Board in the manner it considers in the best interests of OSG. The Guidelines provide that the Chairman may be a non-management director or the CEO.

OSG currently separates the role of CEO and Chairman, who is currently an independent Director. The CEO and the Chairman are in frequent contact with one another and with senior management of OSG. They provide advice and recommendations to the full Board for its consideration. They each review in advance the schedule of Board and committee meetings and establish the agenda for each Board meeting to address the interests and requirements of the stockholders, the directors and other stakeholders. The Board believes that the current leadership structure, including the individuals holding the leadership positions, is in the best interests of stockholders.

The Board, through its Governance and Risk Committee, periodically reviews the Board’s leadership structure to determine if it remains appropriate in light of OSG’s specific circumstances and needs, current corporate governance standards, market practices and other factors the Board considers relevant.

Board Refreshment and Tenure. The Governance and Risk Committee identifies and recommends to the Board qualified candidates who possess the qualities determined to be necessary and effective so as to best serve the interests of our stockholders (see the list of criteria summarized above under “Election of Directors”). The Board understands the value of adding directors with a fresh perspective, who possess qualities that will fit with the future strategic direction of OSG. The Governance and Risk Committee conducts robust director succession planning which considers the criteria described above, including diversity, and has considered several candidates to join our Board. The Guidelines establish an average tenure of no greater than 8 years. Considering average tenure allows OSG to benefit from both the fresh perspective provided by new members of the Board as well as the historical context, perspective, and industry know-how that long-serving directors possess. Currently, the average tenure of our independent directors is 5.43 years.

Independence. Under the Guidelines, which incorporate the standards established by the NYSE, the Board must consist of a majority of independent directors. As determined by the Board, as of the date of this Proxy Statement, all of the nominees other than Mr. Norton have been determined to be independent for purposes of service on the Board. No relationships were identified that would bar any of them from being characterized as independent. The Board also reviews, every quarter, relationships that directors may have with OSG to determine whether there are any material relationships that would preclude a director from being independent. Prior to June 2021, Mr. Kronsberg served on the Board as a representative of the interests of Cyrus Capital. Due to a change in his employment, there no longer is an affiliation between Mr. Kronsberg and Cyrus Capital. The Governance and Risk Committee has determined that Mr. Kronsberg remains independent.

Executive Sessions of the Board. To ensure free and open discussion and communication among the directors, the Guidelines provide that directors meet in executive session without management present at each regular meeting of the Board, and that at least one executive session is for only those non-management directors. A non-executive Chairman must chair these executive sessions. Any non-management director can request that an additional executive session limited to independent directors be scheduled.

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Board Oversight of Risk Management. While responsibility for managing OSG’s material risks lies with management, the Board provides oversight of risk management directly and through its committees. Each committee reports its activities and considerations to the full Board at every regularly scheduled quarterly meeting. The Board as a whole reviews the risks associated with OSG’s strategic plan at an annual strategic planning session and periodically throughout the year as part of its consideration of the strategic direction of OSG.

At the committee level, the Audit Committee regularly reviews the financial statements and financial and other internal controls. Further, the Audit Committee schedules private sessions individually with certain members of management, with the internal auditors, and with representatives of the independent registered public accounting firm at the conclusion of scheduled meetings, where aspects of financial risk management are discussed as necessary.

The Governance and Risk Committee manages risk associated with Board independence, corporate governance, and potential conflicts of interest, as well as oversight over non-financial risks associated with OSG’s operations. As part of risk management, the Governance and Risk Committee reviews OSG’s policies and protective measures against risks, such as cyber security and environmental matters.

The Human Resources and Compensation Committee (the “Compensation Committee”) annually reviews executive compensation policies and practices, employee benefits, and associated risks. The Compensation Committee conducts annual assessments of any risks associated with OSG’s compensation policies and practices and has concluded that such policies and practices do not, individually or in the aggregate, create risks reasonably likely to have a material adverse impact on OSG.

Both the Audit and Compensation Committees also rely on the advice and counsel of OSG’s independent registered public accountants and independent compensation consultants, respectively, to raise awareness of any risk issues that may arise during their reviews of OSG’s financial statements, audit work and executive compensation policies and practices, as applicable.

Managing risk is an ongoing process inherent in all decisions made by management. OSG has an enterprise risk management program that is designed to ensure that risks are taken knowingly and purposefully. Management is responsible for assessing such risks and related mitigation strategies for all material projects and initiatives of OSG submitted for consideration by the Board. The risk assessment process seeks to identify the primary risks facing OSG and to prioritize these risks, as well as the actions necessary to mitigate and balance these risks.

Meetings of the Board. The Board held five meetings during 2021. Each director attended over 90% of the total number of meetings of the Board and Board committees of which the director was a member.

Annual Meetings of Stockholders. Directors are not required, but are strongly encouraged, to attend the annual meeting in person or telephonically. All directors attended our 2021 Annual Meeting remotely.

Communications with Board Members. Interested parties, including stockholders, may communicate with any director, with the Chairman or with the non-management directors as a group by sending a letter to the attention of such director, or the non-management directors as a group, as the case may be, in care of OSG’s Corporate Secretary, 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602. The Corporate Secretary opens, reviews, and forwards all such correspondence (other than advertisements and other solicitations) to directors and provides any communication addressed to the Board to the director(s) most closely associated with the nature of the request based on Committee membership and other factors.

Code of Business Conduct and Ethics; Other Compliance Policies. OSG has adopted a Code of Business Conduct and Ethics, which is an integral part of OSG’s compliance program and embodies the commitment of OSG and its subsidiaries to conduct operations in accordance with the highest legal and ethical standards. This Code applies to all of OSG’s officers, directors and employees. OSG also has an Insider Trading Policy that prohibits OSG’s directors and employees from purchasing or selling securities of OSG while in possession of material non-public information or otherwise using such information for their personal benefit. OSG has an Anti-Bribery and Corruption Policy that memorializes our commitment to adhere faithfully to both the letter and spirit of all applicable anti-bribery legislation in the conduct of OSG’s business activities worldwide. We have adopted a human rights statement, which can be found on OSG’s website. The Code of Business Conduct and Ethics, the Insider Trading Policy and the Anti-Bribery and Corruption Policy are posted on OSG’s website, www.osg.com, and are available in print upon request. The website and the information contained on that site, or connected to that site, are not incorporated by reference in this Proxy Statement.

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Prohibition Against Hedging and Pledging. OSG’s Insider Trading Policy prohibits the OSG’s directors and employees from hedging and pledging any securities of OSG, including by investing in options, puts, calls, short sales, future contracts, or other derivative instruments relating to OSG securities, regardless of whether such persons have material non-public information about OSG. In addition, our Non-Employee Director Incentive Compensation Plan and Incentive Compensation Plan for Management prohibit incentive awards from being pledged.

Other Directorships and Significant Activities. OSG values the experience directors bring from other boards of directors on which they serve, but recognizes that board service presents significant demands on a director’s time and availability and may present conflicts and legal issues. The Guidelines provide that non-management directors refrain from serving on the boards of directors of more than four publicly-traded companies (other than OSG or a company in which OSG has a significant equity interest) absent special circumstances. A member of the Audit Committee may not serve on more than two other audit committees of publicly traded companies.

The Guidelines require the CEO and other members of senior management to receive the approval of the Governance and Risk Committee before accepting any outside board membership. The Guidelines prohibit the CEO from serving on the board of directors of more than one publicly traded company (other than OSG or a company in which OSG has a significant equity interest).

If a director’s principal occupation or business association changes substantially, that director is required by the Guidelines to inform the Chairman of the Governance and Risk Committee of the change and offer to resign from the Board. In such case, such Committee must recommend to the Board the action, if any, to be taken with respect to the offer of resignation, taking into account the appropriateness of continued Board membership.

Committees

The Board has three standing committees: the Audit Committee, the Governance and Risk Committee, and the Compensation Committee. Each of these committees has a charter that is posted on OSG’s website, www.osg.com, and is available in print upon request.

Audit Committee. The Audit Committee is required to have no fewer than three members, all of whom must be and are independent directors in accordance with SEC and NYSE rules, as well as under the standards set forth in the Guidelines. During 2021, the Audit Committee consisted of Mr. John P. Reddy (Chair), Ms. Anja L. Manuel, and Ms. Julie E. Silcock. The Board affirmatively determined that each member of the Audit Committee was independent, that Mr. Reddy and Ms. Silcock are audit committee financial experts, and that Ms. Manuel is financially literate, both as defined by rules of the SEC and NYSE. The Audit Committee met eight times in 2021. The Audit Committee meets frequently in executive session, without any members of management present, to confer with the independent registered public accounting firm and internal auditors.

The Audit Committee oversees OSG’s accounting, financial reporting process, internal controls, and audits and consults with management, internal auditors, and our independent registered public accounting firm on, among other things, matters related to the annual audit, the accounting principles applied to the financial statements, and the oversight of financial risk associated with OSG’s operations.

The Audit Committee retains OSG’S independent registered public accounting firm, subject to stockholder ratification (although the stockholder vote is not binding). The Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time if it determines that such an appointment would be in the best interests of OSG and our stockholders. The Audit Committee maintains direct responsibility for the compensation and oversight of the independent registered public accounting firm and evaluates its qualifications, performance, and independence. The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm.

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Governance and Risk Committee. The Governance and Risk Committee is required to have no fewer than three members, all of whom must be and are independent directors under the standards set forth in the Guidelines. During 2021, the Governance and Risk Committee consisted of Ms. Anja L. Manuel (Chair), and Messrs. John P. Reddy and Gary E. Taylor. The Board affirmatively determined that each member of the Governance and Risk Committee was independent. The Governance and Risk Committee met four times in 2021.

The Governance and Risk Committee evaluates prospective nominees for election to the Board who are identified or referred by other Board members, management, stockholders or external sources and all self-nominated candidates, and recommends to the Board those individuals the Governance and Risk Committee believes are best qualified to serve on the Board. The Governance and Risk Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management, and search consultants. This Committee also develops and recommends to the Board the Guidelines and leads the annual review of the Board’s performance.

The Governance and Risk Committee provides oversight over the non-financial risks associated with OSG’s operations, including environmental, social, and governance strategies, policies and practices, cybersecurity risk mitigation, as well as our vessels’ adherence to environmental and regulatory requirement.

Compensation Committee. The Compensation Committee is required to have no fewer than three members, all of whom must be and are independent directors under the standards set forth in the Guidelines. Following the Annual Meeting of Stockholders held in May 2021, the Compensation Committee consisted of Ms. Julie E. Silcock (Chair), Ms. Rebecca DeLaet and Mr. Gary E. Taylor. The Board affirmatively determined that each member of the Compensation Committee was independent under applicable rules of the NYSE, SEC, and Internal Revenue Code. The Compensation Committee met six times in 2021.

The Compensation Committee establishes, oversees, and carries out OSG’s compensation philosophy and strategy, and assesses compensation-related risks. It implements the Board’s responsibilities relating to compensation of our executive officers and seeks to ensure that they are compensated in a manner consistent with the philosophy and competitive with its peers. This Committee monitors and oversees the preparation of the section entitled “How We Compensate Our Executives” for inclusion in OSG’s annual proxy statements.

Related Party Transactions

Related party transactions may present potential or actual conflicts of interest or create the appearance that decisions are based on considerations other than the best interests of OSG and our stockholders. Our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to disclose fully all the relevant facts to OSG’s legal department any time they arise. Any proposed transaction or relationship that could be viewed as a potential conflict is carefully reviewed, with those determined to be related party transactions reported to the Board for consideration. If the related party is a director, that director will not participate in the discussion. In deciding whether to approve the proposed related party transaction, the Board will determine whether the transaction is on terms that could be obtained in an arm’s length transaction with an unrelated third party and if the transaction is in the best interest of the stockholders and OSG. If the related party transaction is not on such terms, it will not be approved. In addition, every quarter, our Corporate Secretary determines whether any related party transactions have occurred and reports the findings to the Audit Committee. In addition to this reporting requirement, in order to affirmatively seek to identify related party transactions, each year we require our directors and executive officers to complete questionnaires identifying any transactions with OSG in which the director or officer has an interest. There were no related party transactions in 2021.

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DIRECTOR COMPENSATION

Our non-employee directors receive annual cash retainers each year, with additional cash retainers for service as a committee member or chair or for services as Board Chair. In addition, each non-employee director receives an annual award of restricted stock units, or RSUs, under the Non-Employee Director Incentive Compensation Plan (the “Director Plan”), which permits the grant of various types of equity-based awards to directors. Directors receive an annual grant of time-based RSUs on the date of each annual meeting, with the number of RSUs being equal to the value shown in the table below divided by our closing stock price on the date of grant. No additional fees are paid for attendance at any Board or committee meetings.

For 2021, director compensation was the same as in the prior year. The following sets forth the annual cash retainers and RSU values for our non-employee directors:

Board Position	Annual cash retainer $	Annual RSU awards
Board membership (non-management directors only)	65,000	85,000
Board Chair	115,000	127,000
Audit Committee Chair	18,000	n/a
Audit Committee member	9,000	n/a
Compensation Committee Chair	14,000	n/a
Compensation Committee member	8,000	n/a
Governance and Risk Committee Chair	11,000	n/a
Governance and Risk Committee member	7,000	n/a
Transaction Committee* member	*	n/a

* During 2021, in response to an offer made to purchase OSG, the Board formed, temporarily, a Transaction Committee. The members (Mr. Wheat, Ms. DeLaet, and Ms. Silcock) received $5,000 per month for June, July, August and September.

The following table shows the total compensation paid to OSG’s non-employee directors during 2021:

Name	Retainers earned or Paid in Cash ($)(1)	Stock Awards ($) FMV(2)	Total ($)
Rebecca DeLaet	74,750	85,000	159,750
Joseph I. Kronsberg(3)	32,500	85,000	117,500
Anja Manuel	85,000	85,000	170,000
John P. Reddy	90,000	85,000	175,000
Julie E. Silcock	108,000	85,000	193,000
Gary Eugene Taylor	80,000	85,000	165,000
Douglas D. Wheat	135,000	127,000	262,000

(1)	Consists of annual retainers for Board and/or Committee service.

(2)	The grants, made on May 27, 2021, were of time-based RSUs, and are scheduled to vest on May 27, 2022, subject to the continued service of each grantee. Mr. Wheat received a grant of 56,400 time-based RSUs. Each other non-employee director received a grant of 37,800 time- based RSUs.

(3)	In accordance with Mr. Kronsberg’s instruction, all compensation for his service as a director was paid to his employer, Cyrus

Capital Partners, until May 31, 2021, when Mr. Kronsberg became no longer employed by Cyrus Capital Partners.

OSG encourages stock ownership by directors in order to align their interests with those of our stockholders. To further stock ownership by directors, the Board believes that regular grants of equity compensation should be a significant component of director compensation.

The Board has in place stock ownership guidelines for non-employee directors. Under the stock ownership guidelines, each non-employee director is expected within five years of becoming a director to own shares of the OSG’s Class A Common Stock with a market value equal to at least three times the annual cash retainer for Board service. The Directors are in compliance with these guidelines.

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HOW WE COMPENSATE OUR EXECUTIVES

This section provides information regarding the compensation program for 2021 for individuals who served as executive officers and who are listed in the Summary Compensation Table (collectively, the “Named Executive Officers” or “NEOs”). Our NEOs for 2021 are:

Name	Position
Mr. Samuel H. Norton	President, Chief Executive Officer and Director
Mr. Richard L. Trueblood	Vice President and Chief Financial Officer
Mr. Patrick J. O’Halloran	Vice President and Chief Operations Officer
Mr. Damon M. Mote	Vice President and Chief Administrative Officer

As noted elsewhere in this Proxy Statement, OSG qualifies as a “Smaller Reporting Company,” or “SRC,” under SEC rules. As a Smaller Reporting Company, we are permitted to provide reduced disclosures in this Proxy Statement, including those relating to executive compensation. Among other things, we are no longer required to have a Compensation Discussion and Analysis. Nevertheless, we are providing the following information to be transparent to our stockholders on how we compensate our executives. This section describes our compensation philosophy, the objectives of our executive compensation program and policies, the elements of the compensation program and how each element fits into our overall compensation philosophy and strategy.

Executing on Strategy: Our 2021 Performance

The COVID-19 pandemic continued to have substantial impacts on the world and on OSG’s business during 2021. The performance measures for our compensation program for 2021 were set by our Compensation Committee in the midst of significant uncertainty and inability to predict the length and extent of the impacts of the pandemic on our business. Our NEOs acted nimbly and effectively to protect the safety and health of our crew members and shoreside employees and to continue to provide critical, high-quality services to our customers. The NEOs were also successful in focusing on the execution of our long-term business strategies. We were able to contain our costs and achieve synergies with the integration of Alaska Tanker Company, LLC, which we acquired in 2020. We obtained long term financial commitments with stable financial covenants that will enable us to invest in OSG’s future. Always, safety and quality are the key focuses of our operations. Our corporate culture is geared towards continuously seeking to achieve the highest standards in protecting the environment and ensuring the health and safety of all of our employees. We issued a Sustainability Report in 2021 and in 2022 contemporaneously with our Annual Report and this Proxy filing which states our commitment to reducing our carbon footprint and to making cultural changes that will provide benefits to our human capital.

The narrative that follows describes the compensation program for 2021, which was designed by our Compensation Committee to incentivize our executives to achieve our strategic and operational goals. The compensation program is heavily weighted on performance-based measures.

Say on Pay Results - Consideration of Stockholder Feedback

At our 2021 annual meeting of stockholders, 99.27% of the stockholders who voted on the say-on-pay proposal were in favor of our executive compensation program. We believe that this level of support reflects our stockholders’ belief that our compensation program is effective and reasonable.

Summary of the 2021 Compensation Program

The 2021 compensation program mirrored the structure and metrics used in 2020. The annual incentive compensation program continued using the objective, performance-based metrics of free cash flow (“FCF”) and selling, general and administrative (“SG&A”) costs measured over a one-year performance period. The long-term equity grants also continued, with a mix of time-based and performance-based grants using total shareholder return (“TSR”) and return on invested capital (“ROIC”) performance metrics. In addition, due to the direct impacts of the COVID-19 pandemic on OSG’s business, the Compensation Committee made a one-time, performance-based equity grant to the NEOs (“Special 2021 Grant”). The addition of this Special 2021 Grant effectively increases the percentage of our equity grants that are performance-based and at risk, with the grants tied to performance criteria that focus our NEOs on matters within their control and influence that are of greatest importance to OSG and its continued operational and financial success.

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The following table is the mix of compensation approved by the Compensation Committee for the 2021 compensation program:

		Short Term Incentives	Long Term Incentives
Officer	2021 Base Salary	Annual Cash Incentives as a % of salary	Annual Equity Grants as a % of salary	Special 2021 Equity Grant as a % of salary
Norton	$425,000	100%	200%	115%
Trueblood	$300,000	60%	85%	85%
O’Halloran	$265,000	60%	85%	85%
Mote	$265,000	60%	85%	85%

OUR COMPENSATION PRINCIPLES, COMPONENTS AND PRACTICES

Our Executive Compensation Philosophy and Practices

We believe that a well-designed compensation program is a powerful tool to attract, motivate, retain and reward top executive and managerial talent and that it should also align the interests of our executives with those of our stockholders. We have structured our compensation program to drive and support these objectives:

Overall Objectives	–	Attract, motivate, retain and reward highly talented executives and managers, whose leadership and expertise are critical to our overall growth and success.
	–	Align the interests of our executives with those of our stockholders.
	–	Support the long-term retention of OSG’s executives to maximize continuity of management and overall effectiveness.
	–	Compensate each executive within the range of competitive practice (1) within the marketplace for talent in which we operate; (2) based upon the scope and impact of his or her position as it relates to achieving our corporate goals and objectives; and (3) based on the potential of each executive to assume increasing responsibility within OSG.
	–	Discourage excessive or imprudent risk-taking.
	–	Reward the achievement of both the short-term and long-term strategic objectives necessary for sustained optimal business performance.

Pay Mix Objectives	–	Provide a mix of both fixed and variable (“at-risk”) compensation, each of which has a different time horizon and payout form (cash and equity), to reward the achievement of annual and sustained, long-term performance.
–

Use our incentive compensation program and plans to align the interests of our executives with those of our stockholders by linking incentive compensation rewards to the achievement of performance goals that maximize stockholder value by:

* seeking to ensure that our compensation program is consistent with, and supportive of, our short- and long-term strategic, operating and financial objectives.
* placing a significant portion of our executives’ compensation at risk, with payouts dependent on the achievement of both corporate and individual performance goals, which are set by the Compensation Committee.
* encouraging balanced decision-making by employing a variety of performance measures to avoid over-emphasis on the short-term or any one metric.

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Executive Compensation Practices: What We Do and What We Do Not Do

The following table summarizes some of the key features of our executive compensation program.

	What We Do	What We Don’t Do
✔	Utilize compensation benchmarking - We review publicly available information to evaluate how our NEOs’ compensation opportunities compare to those at comparable companies and positions.	No hedging and no pledging - Board members, executive officers and employees are prohibited from engaging in hedging transactions or pledging OSG stock per our insider trading policy.

No perquisites - We do not provide executive perquisites.

✔	Pay for performance - A significant portion of compensation is at risk, including compensation that is stock based and/or performance based, tied to pre-established performance goals aligned with our short-term and long-term objectives.	No automatic or guaranteed pay - Salary increases and incentive payments are not guaranteed.
No tax gross ups - We do not provide for any tax reimbursements or tax gross-ups.

✔	Compensation recoupment policies - We maintain a strict compensation recoupment (clawback) policy.	No special retirement programs - We do not offer a supplemental executive retirement plan.

✔	Stock ownership guidelines - Our Board has established robust stock ownership guidelines.	No stock option re-pricing - We do not allow discounted stock options, reload stock options or stock option re-pricing without stockholder approval.

✔	Independent compensation consultant - The Compensation Committee engages an independent compensation consulting firm to review and provide recommendations on our executive compensation program.	No dividends on unvested equity- Dividend equivalents are accrued but not paid on all unvested equity grants. For Performance-based RSUs (“PRSUs”), no dividends are paid until the performance conditions are satisfied and the PRSUs vest.

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Compensation Risk Mitigation

The Compensation Committee annually assesses risks that may be present in our compensation program and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on OSG. Because the Compensation Committee believes that a significant portion of our NEOs’ total compensation should be variable and “at risk”, the Committee uses a mix of performance measures and goals in our incentive compensation program that seeks to balance our short- and long-term goals and to discourage excessive or inappropriate risk-taking by eliminating any inducement to over-emphasize one goal to the detriment of others. To further mitigate excessive risk taking, we have adopted the following:

Stock Ownership Guidelines	Our Corporate Governance Guidelines include stock ownership guidelines for our directors and executives. The minimum levels of ownership for each position are as follows:
Value if Shares Owned (Multiple of
	Position	Salary / Annual Retainer)
	Non-Employee Directors	3x (Annual Retainer)
	President / Chief Executive Officer	5x
	Chief Financial Officer	3x
	Officers (other than CEO and CFO)	1.5x

Directors and Officers have five years from the implementation of the guidelines or when they first become eligible to participate in OSG’s equity plans to come into compliance. At least fifty percent of the after-tax shares must be retained until the ownership guidelines have been met. With the first measurement date occurring in August 2023, all those who are subject to these guidelines are making appropriate progress toward achieving the applicable guideline.

For purposes of these stock ownership guidelines, ownership comprises all shares of Class A Common Stock held by the director or officer, their spouse, and minor children, including:
- Shares deemed to be beneficially owned under federal securities laws;
- Any time-based restricted stock or RSUs awarded (whether or not vested);
- Any vested, in-the-money stock options; and
- Any stock held for the employee’s benefit in any pension or 401(k) plans.

Stock Holding Requirements	Mr. Norton must hold all stock that was granted with immediate vesting for three years, as provided for in the CEO Employment Agreement.

Recoupment “Clawback” Policy	Our Incentive Compensation Recoupment Policy provides that in the event OSG is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws, then OSG shall recoup the amount of erroneously awarded incentive compensation paid to any executive officer during the three completed fiscal years immediately preceding the date that OSG is required to prepare the accounting restatement, based on the Board’s good faith determination that such amounts would not have been payable and determination of the practicability and cost effectiveness of pursuing the recoupment.

No Hedging	Our Insider Trading Policy prohibits hedging, including investing in options, puts, calls, short sales, futures contracts, or other derivative instruments relating to Company securities, regardless of whether such persons have material nonpublic information about OSG.

No Pledging	Our Insider Trading Policy and our stock incentive plans prohibit pledging by our non-employee directors and all employees.

Equity Plan Features	Our stock incentive plans do not permit repricing or cash buyouts of underwater options or stock appreciation rights without stockholder approval. The Compensation Committee believes these plans are structured so as to avoid problematic pay practices and do not contain features that could be detrimental to stockholder interests.

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Roles in Setting Executive Compensation

Role of the Compensation Committee

The primary role of our Compensation Committee, which consists entirely of independent directors, is to establish our compensation philosophy and strategy and to provide our executives with compensation opportunities consistent with the articulated philosophy and strategy. The Compensation Committee takes many factors into account when making compensation decisions with respect to our NEOs, including the individual’s performance and experience; the ability of the individual to affect our long-term growth and success; OSG’s overall performance; internal equity among the NEOs; and external, publicly available market data on competitive compensation practices and levels. The Compensation Committee typically will establish the annual compensation program during the first quarter of each fiscal year, setting specific annual and long-term Company goals and designing the compensation program for that year to support and reward the achievement of those goals. In setting the compensation for our NEOs, other than the CEO, the Compensation Committee considers, among other things, the recommendations of our CEO. The Committee is, however, solely responsible for making the final decision on the compensation of our NEOs.

The Compensation Committee meets in executive session at least on a quarterly basis but as often as necessary for discussion or decisions regarding executive compensation.

Role of Compensation Consultant

The Compensation Committee engaged Lyons Benenson & Company Inc. (“LB&Co”) in 2021 as its independent compensation consultant to assist and advise the Committee on all aspects of OSG’s executive and director compensation programs and related corporate governance matters. LB&Co does not provide other services to OSG or its NEOs. LB&Co was retained directly by the Compensation Committee, which, in its discretion, has the sole authority to select, approve, retain, terminate, and oversee its relationship with its consultant. In selecting its compensation consultant, the Compensation Committee considered the independence of LB&Co in accordance with the standards of the NYSE, applicable rules and regulations of the SEC and other laws relating to the independence of advisors and consultants. The Committee determined that the work of LB&Co did not raise any conflict of interest in 2021.

A representative of LB&Co. attended all meetings of the Compensation Committee in 2021.

Role of the CEO in Setting Compensation

Decisions relating to the CEO’s performance and compensation are made by the Compensation Committee in executive session. In making determinations regarding compensation for the other NEOs, the Committee generally considers the recommendations of the CEO and the advice received from LB&Co. In making his recommendations, the CEO evaluates the performance of each executive, considers each executive’s compensation in relation to our other officers and executives and assesses retention risks. The Compensation Committee then reviews, modifies (as appropriate) or approves these recommendations and either reports the results to the Board or recommends actions for the Board to approve.

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Components of Named Executive Officer Compensation

The Compensation Committee reviews each element of compensation annually to ensure alignment with our compensation philosophy and objectives, as well as to assess our executive compensation program and levels relative to the competitive landscape. Our executive compensation program consists of the following:

	Elements	What It Is	Objective/ Purpose
Fixed	Base Salary	Fixed amount for service during the year and time in position	Rewards scope of responsibility, experience and individual performance.

At-Risk	Annual Incentive Compensation	At-risk and dependent on Company and individual goal achievement

Promotes strong business results by rewarding value drivers, without creating an incentive to take excessive risk. Serves as key compensation vehicle for rewarding results and differentiating individual performance each year.

	Long-Term Incentive Compensation (Equity)	Equity grants are split between time-based and performance based RSUs	Performance metrics create incentives to outperform peers or reward performance versus plan.
		TSR PRSUs are payable in shares of Class A Common Stock upon vesting based on 3-year relative TSR ranking	Three-year performance period supports retention and aligns pay with performance over an extended period of time.
		ROIC PRSUs are payable in shares of Class A Common Stock upon vesting based on 3-year ROIC achievement	Provides executives with a significant stake in the long-term financial success of OSG, aligned with stockholder interests.
Special 2021 Grant payable in shares of Class A Common Stock upon vesting based on attainment of key 18-month operational and financial measures

This grant increased the percentage of our equity grants that are performance-based and at risk for 2021. The performance criteria focused our NEOs on the matters that were of greatest importance to OSG during the uncertain times related to the pandemic that are able to be affected by our NEOs’ performance.

		Time-based RSUs	Promotes long-term retention.

Benefits	Retirement, Health and Welfare	401k plan with Company match	Provides market competitive benefits to attract and retain top talent.
Competitive welfare benefits

Severance	Severance Arrangements - Termination Due to Change in Control (Double-Trigger)	Severance and related benefits paid upon termination without cause or resignation for good reason following a change in control

Preserves objectivity when considering transactions in the best interest of stockholders.

Equity provisions keep each executive whole in situations where shares may no longer exist, or awards cannot otherwise be replaced.

		Accelerated equity vesting upon termination post-change in control	Retains executives through a change in control.
Allows OSG to obtain releases of employment-related claims.
Assists in attracting top talent.

	Severance Arrangements - Termination without cause or for Good Reason	Severance and related benefits paid upon termination without cause or resignation for good reason	The severance benefits (cash and equity) are designed to assure executives of compensation in the event of the loss of employment. Assists in retaining top talent.

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Named Executive Officer Compensation Mix

The charts below depict the mix of those elements of the 2021 compensation program that are at-risk, such as the cash bonus under our Annual Incentive Program and time and performance-based equity grants, compared to the fixed base salary for the CEO and the other executive officers.

Base Salary

We strive to pay base salaries that are market-competitive for a company of our size so as to attract and retain talented executives and to provide a secure fixed level of compensation. The Compensation Committee regularly reviews the base salaries of our executive officers and compares them to the salaries of senior management among the peer group as well as other regional market data, bearing in mind that total estimated direct compensation opportunity is the principal comparative measure of the competitiveness of our program. Based on its own experience and such comparison, the Compensation Committee determines whether the salaries of the NEOs are at levels sufficient to attract, motivate and retain, in concert with other elements of compensation, the executives who are essential to leading OSG and driving stockholder value.

2021 Annual Incentive Program for the Executive Officers

At our 2019 Annual Meeting of Stockholders, our shareholders approved the 2019 Incentive Compensation Plan for Management (the “Plan”) which now governs all incentive awards given by OSG.

The Annual Incentive Program for 2021 (“Annual Incentive Program”) is consistent with our compensation philosophy, meets the requirements of the Plan, and is in line with compensation practices within OSG’s peer group.

The following summarizes the design of the Annual Incentive Program for the NEOs, which is the same design adopted by the Compensation Committee for 2020. The program was discussed by the Committee in late 2020, and was finalized in March of 2021:

●	A pool of funds was established using the metric of FCF, a non-GAAP measure, with the amount of the pool calculated based on a pre-determined formula, setting forth threshold, target and maximum levels of achievement, and containing a SG&A multiplier (the “Pool”). We define FCF as EBITDA less capital expenditures. See the section “Non-GAAP Financial Measures” for further details.

●	The FCF funding formula is based upon the budget approved by the Board of Directors, with the formula increasing or decreasing from 100% of target incentive amounts depending on achievement. A 15% increase or decrease in FCF will increase or decrease the bonus payout potential by 50%. A decrease of greater than 15% reduces the target payout to 0%.

●	The calculation of the Pool excludes the impact (positive and/or negative) of unusual, non-recurring or extraordinary items or expenses; charges for restructurings; discontinued operations; and acquisitions or divestitures.

●	Achievement is tied to whether a “safety incident” has occurred. A “safety incident” is defined as: A major safety and/or containment incident which results from negligence or misconduct of management or results from a material violation of state or federal operation, safety or construction regulations or if the responsible party fails to report the incident or to cooperate with the relevant authorities in responding to such incident.

●	Target achievement levels for each participant in the Annual Incentive Program were established by the Compensation Committee as a percentage of salary, as set forth in the table below.

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Achievement of performance is measured based upon the calculation of the Pool, as described above, and consideration of individual goals approved in advance by the Compensation Committee for each of the NEOs as described in the table below. Following the end of the performance period, the Compensation Committee certified the FCF formula and evaluated each of the NEO’s individual performance to determine the achievement level. The outcome of this analysis and evaluation of performance for the Annual Incentive Program is set forth in the final column:

NEO	GOALS	TARGET	ACHIEVEMENT LEVEL
Norton

Maximize the utilization of the fleet and TCE Results

Sustain liquidity access

Promote safety culture and environmental stewardship

Lead the Environmental, Social and Governance (“ESG”) strategy

Lead the implementation of the enterprise software system

Achieve SG&A synergies

		100% of Base Salary	125% of Target

Trueblood

Sustain liquidity access and efficient capital management

Lead the long-term financial strategy

Prepare for the transition of the accounting and financial control system to the new enterprise software system

		60% of Base Salary	125% of Target

O’Halloran

Lead safety and operational performance across the fleet and harmonize best practices

Lead the development of strategies to reduce OSG’s carbon footprint

Oversee the transition of operations, quality and purchasing departments to the new enterprise software system

Maximize the efficient management of dry dock costs

		60% of Base Salary	125% of Target

Mote

Lead the implementation of the enterprise software system

Take measures to minimize the impact of the COVID-19 pandemic

Lead the collective bargaining strategies

Implement enhancements to the operations of the insurance department

		60% of Base Salary	125% of Target

Long Term Incentives

The Compensation Committee determined to continue to grant performance-based RSU awards that are tied to TSR and cumulative ROIC metrics, with vesting after a three-year period ending on December 31, 2023. These awards are subject to the achievement of performance goals based on OSG’s three-year TSR relative to the three-year TSR of the Oil & Gas Storage & Transportation and Marine GICS Sub-Industries, and OSG’s ROIC relative to our budgeted ROIC for the performance period. ROIC is net operating profit after taxes divided by the net of total debt plus shareholder equity less cash.

Due to the impact of the COVID-19 pandemic on OSG’s business, the Compensation Committee adopted the Special 2021 Grant, a one-time, performance-based equity grant incremental to the equity grants tied to TSR and ROIC metrics. The effect of this Special 2021 Grant is an increase in the percentage of equity grants that are performance-based and at risk. The Committee determined that the performance of the NEOs merited this grant and would provide an incentive tied to performance criteria that would focus the NEOs on the matters that are of greatest importance to OSG and its continued operational and financial success, and that were within their ability to control or influence.

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Each type of grant and the grant date values are shown in the table below. Please refer to the Summary Compensation Table and the Outstanding Equity Awards at Fiscal Year-End Table for additional details regarding these grants:

NEO	Total Grant Date Value (1) (2)	Time-Based RSUs (1) (3)	Performance-Based RSUs TSR/ROIC (1) (4)	Performance-Based RSUs Special 2021 Grant (1) (5)
Norton	$1,338,750	$425,000	$425,000	$488,750
Trueblood	$510,000	$127,500	$127,500	$255,000
O’Halloran	$450,500	$112,625	$112,625	$225,250
Mote	$450,500	$112,625	$112,625	$225,250

(1)	Represents the grant date value of the awards made on March 23, 2021.

(2)	The grant date value was set at 170% of each of Mr. Trueblood, Mr. O’Halloran and Mr. Mote’s base salary and 315% of Mr. Norton’s base salary.

(3)	Represents RSUs, one-third of which vested on March 23, 2022, and one-third of which will vest on each of March 23, 2023, and 2024.

(4)	The performance metrics governing these performance-based RSU grants are TSR and ROIC. Achievement relative to these goals will be measured at the conclusion of the three-year performance period (2021 - 2023) to determine the extent to which the performance-based RSUs will vest.

(5)	The Special 2021 Grant is payable in shares of Class A Common Stock upon vesting based on attainment of key operational and financial measures with an eighteen-month performance period ending on June 30, 2022.

Performance-Based RSU Awards

The 2021 PRSU awards for TSR and ROIC have three-year performance periods that end on December 31, 2023, subject to the achievement of the respective performance metrics. The vesting of these awards is subject to the Compensation Committee’s certification of the achievement of the articulated goals following the conclusion of the performance period.

Vesting of the TSR awards is in accordance with the following schedule, using linear interpolation for achievement between the 40th and 50th percentiles and between the 50th and 75th percentiles:

Total Shareholder Return (TSR)

Company TSR relative to the TSR of the companies in the Index	Percentage of target RSUs that vest and become non-forfeitable
Below 40th Percentile	—%
40th Percentile	50%
50th Percentile	100%
75th Percentile or above	150%

In the event that OSG’s three-year TSR is greater than the median of the Index but still negative, a maximum of 100% of the target number of PRSUs governed by TSR may be earned. That is, there would be no upside for greater than target achievement if OSG’s three-year TSR is negative. Should OSG reach the threshold level of performance for the performance period, 50% of the target number of TSR PRSUs would be earned.

Achievement of the ROIC awards is in accordance with the following schedule, using linear interpolation between 80% and 100% attainment and between 100% and 120% attainment of the performance goal:

Return on Invested Capital (ROIC)

Performance attainment (as a % of performance goal)	Percentage of target PRSUs that vest and become non-forfeitable
Below 80%	—%
80%	50%
100%	100%
120% or above	150%

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Special 2021 Grant

The Special 2021 Grant is performance-based, with a performance period of eighteen months, measured from January 1, 2021 to June 30, 2022. The Compensation Committee designed this Special 2021 Grant as a direct result of the impact of the COVID-19 pandemic, intending it to be a one-time grant. The performance-based grants previously made, all with three-year performance periods, did not and could not possibly have projected the occurrence of the COVID-19 pandemic, such that the goals that had been established in these previously made awards assumed normalized markets and operations. The pandemic had an extended negative impact on our business due to severe deterioration in demand for fuel oil. As a result, the NEOs received zero or less than target payouts for certain awards, and the Compensation Committee has the expectation that grants with performance periods that have not ended would also be severely impacted. Given the continuing uncertainty at the time the Special 2021 Grant was made, particularly around when these challenging business conditions would end, the Compensation Committee recognized the need to further incentivize the NEOs to perform well under extremely difficult market conditions. The extensive effects have been described and disclosed in OSG’s earnings releases, Form 10-K and Forms 10-Q throughout the year. The Compensation Committee determined that a special grant tailored to specific metrics that were within the control and influence of the NEOs that would focus them on actions that would benefit the health and future of OSG while operating in this environment was the right approach to the situation. Each of the metrics within the Special 2021 Grant are measured and weighted separately without an upside or downside, and a maximum payout limited to 100%. The metrics are shared by the NEOs and have the following objectively measured goals:

2021 Special Grant Metrics	Weight
Time Charter Equivalent (TCE)(1) of fixed vessels is within 95% of budget	15%
Key performance indicators for safety are improved compared to the five-year average	20%
Financial performance relating to debt covenants and EBITDA(1) are met	65%

(1) See the section “Non-GAAP Financial Measures” for more detailed information on the calculation of these non-GAAP measures.

CEO Employment Agreements

Mr. Norton’s Employment Agreement (“the CEO Employment Agreement”) became effective on December 15, 2018 and will continue until the earliest of Mr. Norton’s death, disability, termination (whether or not for cause), or voluntary resignation (whether or not for good reason). The CEO Employment Agreement requires that Mr. Norton be nominated annually for election to OSG’s Board of Directors and provides for annual cash and long-term equity incentive compensation opportunities and other benefits, as summarized in the following chart:

Base Salary	No less than $425,000

Annual Incentive Opportunity	Eligible for a target bonus equal to 100% of salary payable in cash based on achieving predetermined performance criteria, with threshold and maximum determined annually.

Long-Term Incentive Opportunity

Grant date value equal to at least 250% of base salary at target.

The number of shares to be granted to be determined may use a 20-trading day volume weighted average price at the Compensation Committee’s discretion.

Vesting criteria applicable to all NEO equity awards to be set by the Compensation Committee at the time of grant.

Restrictive Covenants	Customary restrictive covenants, including, but not limited to, non-competition, non-solicitation, non-disclosure, and non-disparagement. Non-compete/non-solicitation period of 12 months from date of departure; provided, however, that in the event of a sale of all or substantially all of the assets or equity, the non-compete no longer applies.

The CEO Employment Agreement carried forward certain terms of Mr. Norton’s prior employment agreement. Mr. Norton will retain, continue to vest in, and continue to hold equity awards granted to him prior to the date of the CEO Employment Agreement.

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The CEO Employment Agreement provides for different severance benefits under various scenarios. The following table depicts these scenarios:

Benefit	Upon Separation of Service/Treatment of Leaving
Effective 12/15/2018
Termination Without Cause/ Resignation With Good Reason

Accrued Benefits include:

Earned but unpaid base salary

Earned, but unpaid annual incentives, if any

Accrued but unused vacations days, if any

Expense reimbursement

Salary Continuation

Twelve (12) months base salary continuation at the salary rate in effect as of the date of termination

Annual Incentive

Annual incentive, not pro-rated, for the year of termination, to the extent that the applicable performance goals are achieved, and annual incentives are paid

Treatment Of Outstanding (Unvested) Equity Compensation

Time-based equity to accelerate and vest in full

A pro rata portion of the performance-based equity to remain in force and vest at the conclusion of the performance period, to the extent the performance goals are achieved and the performance-based equity vests

Termination For Cause/Voluntary Resignation (Without Good Reason)

Accrued Benefits (same as stated above)

All vested/settled equity is retained

Vested options remain exercisable until the earlier of (i) one year from the date of termination or (ii) the expiration of the option

All unvested equity (both time-and performance-based) to be forfeited and canceled Restructuring grant is subject to clawback

Termination Due To Death Or Permanent Disability

Accrued Benefits (same as stated above)

All vested/settled equity is retained

Vested options remain exercisable until the earlier of (i) one year from the date of termination or (ii) the expiration of the option

All unvested time-based equity accelerates and vests

All unvested performance-based equity to be forfeited and canceled

Termination Without Cause/Resignation With Good Reason Within Twenty-Four (24) Months Following A Change In Control (Double Trigger)

Double-Trigger Change In Control (requires both CIC and Termination for payout)

Accrued Benefits (same as stated above)

Salary Continuation

Twelve months base salary continuation at the salary rate in effect as of the date of termination

Annual Incentive

Annual incentive, paid at target, for the year of termination

Treatment of Outstanding (Unvested) Equity Compensation

Time-based equity to accelerate and vest in full

Performance-based equity subject to accelerated vesting based on deemed attainment of the maximum performance level, pro-rated for the number of days in the performance period that have lapsed as of the Date of Separation from Service

The forgoing description is qualified in its entirety by reference to the CEO Employment Agreement, which is an exhibit to OSG’s Annual Report on 10-K and is incorporated by reference herein.

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Employment Agreements with NEOs other than the CEO

OSG has entered into employment agreements with Mr. Trueblood, Mr. O’Halloran and Mr. Mote, all of which contain similar terms. Each employment agreement provides for an annual base salary and a target bonus of at least 15% of each executive’s annual base salary. Each executive may receive equity awards from time to time at the discretion of the Compensation Committee, which awards will have a total target value of at least 50% of such executive’s base salary.

The employment agreements provide for severance benefits in the event of termination without cause or resignation for good reason as follows: (i) accrued but unpaid amounts through the date of separation of service; (ii) 12 months’ continuation of annual base salary; (iii) the executive’s annual bonus for the year of separation pro-rated based on performance factor achievement and the number of days in the fiscal year in which he was employed; and (iv) accelerated vesting of any unvested time-based equity awards.

If, during the two-year period following a change in control of OSG, an executive’s employment is terminated without cause or the executive resigns for good reason, the employment agreements provide for severance benefits as follows: (i) the executive’s target annual bonus for the year of separation; and (ii) accelerated vesting of any unvested equity awards (time-based and performance-based), satisfied at the designated maximum level and such awards shall vest pro rata based solely upon the provision of services over the performance period.

Each executive agreed to a non-competition and non-solicitation obligation during the executive’s employment term and for 12 months thereafter. Each executive also agreed to confidentiality and non-disparagement obligations during and following employment with OSG, and to timely delivery of a release in connection with termination of the executive’s service. Severance and other benefits are conditioned on compliance with these covenants.

The forgoing description is qualified in its entirety by reference to the employment agreements referred to above, which are exhibits to OSG’s Annual Report on 10-K and are incorporated by reference herein.

Additional Information

Benefits

In general, we provide benefits to our employees (including our NEOs) that we believe are important to maintain a competitive total compensation program. Benefits are designed to provide a reasonable level of retirement income and to provide a safety net of protection against the financial concerns and catastrophes that can result from illness, disability or death.

We provide a tax-qualified defined contribution employee benefit plan to employees known as the OSG Ship Management Inc. Savings Plan (the “Savings Plan”). Under the Savings Plan, eligible employees may contribute, on a pre-tax basis, an amount up to the limit imposed by the Internal Revenue Code Section 401(k). In 2021, OSG matched 100% of the first 4% of a participant’s pre-tax contributions and then 50% of pre-tax contributions in excess of 4% but not in excess of 8%.

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SUMMARY COMPENSATION TABLE

The Summary Compensation Table includes individual compensation information for services by the NEOs in all capacities for OSG and our subsidiaries.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)(2)(3)(4)(5)	Option Awards	Non-Equity Incentive Plan Compensation (6)	All Other Compensation (7)	Total
Samuel H. Norton	2021	$425,000	—	$1,338,750	—	$531,250	$19,967	$2,314,967
President and	2020	$425,000	—	$1,062,500	—	$531,250	$19,266	$2,038,016
Chief Executive Officer

Richard L. Trueblood	2021	$300,000	—	$510,000	—	$225,000	$19,339	$1,054,339
Vice President and	2020	$300,000	—	$375,000	—	$225,000	$18,718	$918,718
Chief Financial Officer

Patrick J. O’Halloran	2021	$265,000	—	$450,500	—	$198,750	$19,339	$933,589
Vice President and	2020	$265,000	—	$331,250	—	$198,750	$18,718	$813,718
Chief Operating Officer

Damon M. Mote	2021	$265,000	—	$450,500	—	$198,750	$19,339	$933,589
Vice President and	2020	$265,000	—	$331,250	—	$198,750	$18,718	$813,718
Chief Administrative Officer

(1)	On March 23, 2021, each of the NEOs received performance-based RSU grants, a portion of which have a TSR goal and a ROIC goal. Please refer to the Performance-based RSU Awards section under “How We Compensate Our Executives”. The TSR and ROIC awards are scheduled to vest in full as of December 31, 2023, subject to the Compensation Committee’s certification of the achievement of the performance goals at the end of the performance period. The amounts represent the aggregate grant date fair value of these grants at target, calculated in accordance with ASC 718, Compensation - Stock Compensation, as follows: $425,000 for Mr. Norton, $127,500 for Mr. Trueblood and $112,625 for Messrs. O’Halloran and Mote. These awards are subject to a maximum achievement of 150%, which would result in a value of $637,500 for Mr. Norton, $191,250 for Mr. Trueblood, and $168,938 for Messrs. O’Halloran and Mote.
(2)	On March 23, 2021, each of the NEOs received the Special 2021 Grant of performance-based RSUs. Please refer to the Performance-based RSU Awards section under “How We Compensate Our Executives”. The Special 2021 Grant, which was intended to cover the 18-month period from January 1, 2021 - June 30, 2022 award is scheduled to vest in full as of June 30, 2022, subject to the Compensation Committee’s certification of the achievement of the performance goals at the end of the performance period. The amounts represent the aggregate grant date fair value of these grants at target, calculated in accordance with ASC 718, Compensation - Stock Compensation, as follows: $488,750 for Mr. Norton, $255,000 for Mr. Trueblood and $225,250 for Messrs. O’Halloran and Mote. The Special 2021 Grant is subject to a maximum achievement of 100%.
(3)	On March 23, 2020, each of the NEOs received performance-based RSU grants, 50% of which have a TSR goal and 50% of which have an ROIC goal. Please refer to the Performance-based RSU Awards section under “How We Compensate Our Executives”. These awards are scheduled to vest in full as of December 31, 2022, subject to the Compensation Committee’s certification of the achievement of the performance goals at the end of the performance period. The amounts represent the aggregate grant date fair value of these grants at target, calculated in accordance with ASC 718, Compensation - Stock Compensation, as follows: $531,250 for Mr. Norton, $187,500 for Mr. Trueblood and $165,625 for Messrs. O’Halloran and Mote. These awards are subject to a maximum achievement of 150%, which would result in a value of $796,875 for Mr. Norton, $281,250 for Mr. Trueblood, and $248,438 for Messrs. O’Halloran and Mote.
(4)	On March 23, 2021, each of the NEOs received time-based equity awards, one-third of which vested on March 23, 2022 and one-third of which will vest on each of March 23, 2023 and 2024, subject to their continued employment.
(5)	On March 23, 2020, each of the NEOs received time-based equity awards, one-third of which vested on March 22, 2021 and one-third of which will vest on each of March 22, 2022 and 2023, subject to their continued employment.
(6)	These amounts reflect what was actually paid under OSG’s Annual Incentive Program. Please see “2021 Annual Incentive Program for the Executive Officers” section of “How We Compensate Our Executives” for more details.
(7)	See the “All Other Compensation Table” for additional information.

All Other Compensation Table

The following table describes each component of the All Other Compensation column for 2021 in the Summary Compensation Table.

Name	Savings Plan Matching Contribution (1)	Other (2)	Total
Norton	$17,400	$2,567	$19,967
Trueblood	$17,400	$1,939	$19,339
O’Halloran	$17,400	$1,939	$19,339
Mote	$17,400	$1,939	$19,339

(1)	Constitutes OSG’s matching contributions under the Savings Plan.
(2)	Represents OSG’s contribution toward excess liability insurance coverage premiums.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information as of December 31, 2021 concerning the holdings of stock options and stock awards by the NEOs. This table includes unexercised and unvested option and stock awards. The market value of the stock awards is based on the market price of OSG’s Class A Common Stock at the close of business on December 31, 2021, which was $1.88 per share.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Norton	3/23/21	—	—	—	—	180,084(3)	$338,558	228,107(5)	$428,841
	3/23/20	—	—	—	—	174,381(3)	$327,836	130,785(4)	$245,876
	3/22/19	—	—	—	—	52,588(3)	$98,865
	2/8/19	612,745(2)	—	$1.82	2/8/2029	—	—	—	—
	2/8/18	494,118(2)	—	$1.70	2/8/2028	—	—	—	—
	3/23/17	17,637(1)	—	$4.04	3/23/2027	—	—	—	—
	8/3/16	297,818(1)	—	$5.57	8/3/2026	—	—	—	—

Trueblood	3/23/21					54,025(3)	$101,567	99,045(5)	$186,205
	3/23/20	—	—	—	—	61,546(3)	$115,706	46,160(4)	$86,781
						17,809(3)	$33,481

O’Halloran	3/23/21					47,722(3)	$—	87,490(5)	$164,482
	3/23/20	—	—	—	—	54,365(3)	$—	40,774(4)	$76,655
	3/22/19	—	—	—	—	15,645(3)	$—	—	$—
	3/23/17	18,078(1)	—	$4.04	3/23/2027	—	—	—	—

Mote	3/23/21					47,722(3)	$89,717	87,490(5)	$164,482
	3/23/20	—	—	—	—	54,365(3)	$102,206	40,774(4)	$76,655
	3/22/19	—	—	—	—	15,645(3)	$29,413	—	$—
	3/23/17	18,078(1)	—	$4.04	3/23/2027	—	—	—	—

(1)	These options to purchase shares of Class A Common Stock became exercisable on the first, second, and third anniversaries of the grant date, respectively.
(2)	This represents Mr. Norton’s annual bonus, awarded in fully vested options in accordance with the terms of his prior employment agreement.
(3)	One-third of these time-based RSUs become vested on the first, second and third anniversary of the grant date.
(4)	These performance-based RSU awards are comprised of two separate grants, both of which become fully vested when the performance periods end on December 31, 2022. The award based upon TSR is 50% of the grant total and is subject to OSG’s three-year TSR performance relative to the performance of the companies that comprise a combination of the Oil & Gas Storage & Transportation and Marine GICS Sub Industries Indexes. The award based upon ROIC is 50% of the grant total and is subject to OSG’s cumulative ROIC relative to OSG’s budgeted ROIC for the performance period. As of year-end 2021, the achievement level for the TSR metric was trending positive and above the 75th percentile and the achievement level for the ROIC metric is trending between threshold and target, as depicted in the following table:

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2020 Grant Measurement Date 12/31/2022		# of shares		Share payout if the current trends are
Name	PRSU Name	Target	Trend	realized
Norton	TSR	130,785	130 ,785	130,785
	ROIC	130,785	—
Trueblood	TSR	46,160	46,160	46,160
	ROIC	46,160	—
O’Halloran	TSR	40,774	40,774	40,774
	ROIC	40,774	—
Mote	TSR	40,774	40,774	40,774
	ROIC	40,774	—

(5)

These performance-based RSU awards are comprised of three separate grants. The TSR and ROIC awards both cliff vest with performance periods ending on December 31, 2023. The award based upon TSR is subject to OSG’s three-year TSR performance relative to the performance of the companies that comprise a combination of the Oil & Gas Storage & Transportation and Marine GICS Sub Industries Indexes. The award based upon ROIC is subject to OSG’s cumulative ROIC relative to OSG’s budgeted ROIC for the performance period. As of year-end 2021, the achievement level for the TSR metric was trending toward a target payout and the achievement level for the ROIC metric was trending below the threshold. The Special 2021 Grant will vest with a performance period ending on June 30,2022. As of year-end 2021, the achievement level of the Special 2021 Grant was trending at two-thirds of the shares vesting as represented below.

2021 Grant Measurement Date 12/31/2023		# of shares		Share payout if the current trends are
Name	PRSU Name	Target	Trend	realized
Norton	TSR	90,042	90,042
	ROIC	90,042	—	228,107
	Special	207,097	138,065
Trueblood	TSR	27,012	27,012
	ROIC	27,012	—	99,045
	Special	108,050	72,033
O’Halloran	TSR	23,861	23,861
	ROIC	23,861	—	87,490
	Special	95,444	63,629
Mote	TSR	23,861	23,861
	ROIC	23,861	—	87,490
	Special	95,444	63,629

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POTENTIAL PAYMENTS UPON TERMINATION

The following table discloses the amounts that would have been payable to each NEO upon termination of his employment, assuming that such termination occurred on December 31, 2021. The table excludes amounts that are available generally to all salaried employees, such as amounts payable under the Savings Plan. The market value of the stock awards is based on the market price of OSG’s Class A Common Stock at the close of business on December 31, 2021, which was $1.88 per share.

Event	Norton	Trueblood	O’Halloran	Mote
Involuntary Termination Without Cause or Voluntary Termination for Good Reason
Cash severance (1)	$425,000	$300,000	$265,000	$265,000
Pro-rata Annual Bonus (2)	$531,250	$225,000	$198,750	$198,750
Acceleration & Continuation of Equity Awards (3)	$1,275,416	$342,084	$301,848	$301,848
Total	$2,231,666	$867,084	$765,598	$765,598
Death / Disability
Pro rata Annual Bonus (2)	$—	$225,000	$198,750	$198,750
Acceleration & Continuation of Equity Awards (3)	$672,476	$342,084	$301,848	$301,848
Total	$672,476	$567,084	$500,598	$500,598
Change In Control
Cash severance (1)	$425,000	$300,000	$265,000	$265,000
Annual Bonus (4)	$425,000	$180,000	$159,000	$159,000
Acceleration & Continuation of Equity Awards (5)	$2,272,985	$765,724	$675,327	$675,327
Total	$3,122,985	$1,245,724	$1,099,327	$1,099,327

(1)	The cash severance payment is equal to 12 months of base salary.
(2)	The pro-rata Annual Bonus payment is pro-rated based on the actual performance for the year of termination and based on the number of days in the fiscal year in which the NEO was employed. Mr. Norton is not eligible for a pro-rated annual bonus payment in the event of death or disability. Reflects amounts actually paid under OSG’s Annual Incentive Program.
(3)	The vesting of all outstanding time-based RSU awards will accelerate as of the date of separation from service. As of December 31, 2021, Mr. Norton’s 2018 and 2019 option grants were exercisable. The disclosed value consists of the difference between the exercise price and the market price as of December 31, 2021. In addition to the time-based equity acceleration, outstanding performance-based awards remain eligible for vesting, and will vest to the extent the performance criteria are achieved for the relevant performance period. For the purposes of this illustration, we have assumed that the PRSUs will pay out at target and have been pro-rated for termination on December 31, 2021.
(4)	The full amount of the cash bonus is payable at the target value and is not pro-rated.
(5)	With respect to all awards granted to the executive under OSG’s incentive compensation plans and outstanding as of the Change in Control (as defined in the relevant employment agreements):

●	Options shall vest and become exercisable in full as of the Change in Control and the exercise period under each such option shall not be less than the period ending on the earlier to occur of (i) the one year anniversary of the Change in Control or (ii) the expiration date of the option. As of December 31, 2021, Mr. Norton’s 2019 and 2020 option grants were exercisable. The disclosed value consists of the difference between the exercise price and the market price as of December 31, 2021.
●	Time-based RSU awards shall accelerate and vest as of the Executive’s Date of Separation from Service due to termination by OSG without Cause or by the Executive for Good Reason at any time during the period ending on the second anniversary of the Change in Control.
●	Performance-based RSU awards that vest based upon the achievement of performance criteria during performance measurement periods that have not yet ended as of the Change in Control shall be deemed to have been satisfied at the designated maximum level and such awards shall vest pro-rata based solely upon the provision of services over the performance period; provided, such awards shall accelerate and vest as of the Executive’s Date of Separation from Service due to termination by OSG without Cause or by the Executive for Good Reason at any time during the period ending on the second anniversary of the Change in Control.

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NON-GAAP FINANCIAL MEASURES

OSG reports its financial results in accordance with generally accepted accounting principles in the United States of America (“GAAP”). However, OSG uses certain non-GAAP financial measures in its compensation program. These measures do not have a standardized meaning prescribed by GAAP and, therefore, we wish to provide our stockholders with additional information that will better enable them to understand how our NEOs’ performance is measured.

In our Annual Incentive Program we use the metric FCF, defined as EBITDA less capital expenditures. EBITDA represents net income/(loss) before interest expense, income taxes and depreciation and amortization expense. EBITDA does not represent, and should not be a substitute for, net income/(loss) or cash flows from operations as determined in accordance with GAAP. We refer you to the OSG Earnings Release dated March 9, 2022 for the reconciliation of EBITDA to net income/(loss) as reflected in the consolidated statements of operations.

One of the metrics used in the Special 2021 Grant is TCE. TCE revenues represent shipping revenues less voyage expenses, and is used as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Another metric in the Special 2021 Grant is EBITDA, which is described above. We refer you to the OSG Earnings Release dated March 9, 2022 for the reconciliation of TCE revenues to shipping revenues.

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ADVISORY VOTE ON THE APPROVAL OF THE

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

(PROPOSAL NO. 2)

Stockholders are being provided with the opportunity to cast an advisory vote on the compensation of the NEOs for 2021. Stockholders are urged to read the “How We Compensate Our Executives” section of this Proxy Statement and the accompanying compensation tables and narrative which discuss how our compensation policies and procedures implement our compensation philosophy as well as the compensation paid to the NEOs for 2021.

As more fully described in the “How We Compensate Our Executives” section, our executive compensation program is designed to:

1.	Attract, motivate, retain and reward highly talented executives and managers, whose leadership and expertise are critical to OSG’s overall growth and success;

2.	Compensate each executive based upon the scope and impact of his or her position as it relates to achieving OSG’s corporate goals and objectives, as well as the potential of each executive to assume increasing responsibility within OSG;

3.	Align the interests of OSG’s executives with those of its stockholders by linking incentive compensation rewards to the achievement of performance goals that maximize stockholder value; and

4.	Reward the achievement of both the short-term and long-term strategic objectives necessary for sustained optimal business performance.

The Compensation Committee and the Board believe that the design of the executive compensation program, and hence the compensation awarded to the NEOs, fulfills these objectives.

Accordingly, at the Annual Meeting, stockholders are asked to vote on the following resolution:

RESOLVED, that the stockholders of OSG hereby approve, on an advisory basis, the compensation of the Named Executive Officers for 2021 as described in the “How We Compensate Our Executives” section of, and in the accompanying compensation tables and narrative in, OSG’s Proxy Statement for the 2022 Annual Meeting of Stockholders.

As an advisory vote, the results of the vote will not be binding on the Board or OSG. However, the Board and the Compensation Committee value your opinion and will consider the outcome of the vote when making future decisions on the compensation of the NEOs and our executive compensation principles, policies and procedures, as we have done in the past.

The Board recommends a vote “FOR” advisory approval of

the resolution set forth above and approval of the compensation of the

Named Executive Officers for 2021 as disclosed in this Proxy Statement.

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AUDIT COMMITTEE REPORT

Management has primary responsibility for preparing the consolidated financial statements of OSG, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. Our independent registered public accounting firm is responsible for performing independent audits of OSG’s consolidated financial statements in accordance with auditing standards generally accepted in the United States (“U.S. GAAS’) and the effectiveness of OSG’s internal control over financial reporting based on criteria established by the Public Company Accounting Oversight Board (the “PCAOB’). The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board. The Board has adopted a written Audit Committee Charter describing the Audit Committee’s role and responsibilities, which is posted on our website at www.osg.com.

In fulfilling its oversight responsibilities, the Audit Committee met with management and OSG’s independent registered public accounting firm and held discussions concerning the acceptability and quality of the accounting principles, the reasonableness of significant judgments, and the adequacy and clarity of disclosures in the consolidated financial statements included in OSG’s Annual Report on Form 10-K for 2021. Management represented to the Audit Committee that such consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed such consolidated financial statements with management and OSG’s independent registered public accounting firm. The Audit Committee further discussed with OSG’s independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standards No. 1301 (Communications with Audit Committees).

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of OSG’s internal control over financial reporting and OSG’s independent registered public accounting firm’s report on the effectiveness of our internal control over financial reporting.

OSG’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with the independent registered public accounting firm its independence from OSG and management and considered the compatibility of non-audit services with the registered public accounting firm’s independence.

Based upon the Audit Committee’s discussions with management and OSG’s independent registered public accounting firm, the Audit Committee’s review of the representations of management, the certifications of OSG’s chief executive officer and chief financial officer which are required by the SEC and the Sarbanes-Oxley Act of 2002, and the reports, letters and other communications of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited consolidated financial statements be included in the 2021 Form 10-K for filing with the SEC.

By the Audit Committee:

John P. Reddy, Chair
Anja L. Manuel
Julie E. Silcock

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RATIFICATION OF APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL NO. 3)

The Audit Committee has appointed Grant Thornton LLP, certified public accountants (“Grant Thornton”), as OSG’s independent registered public accounting firm to examine the consolidated financial statements of OSG and its subsidiaries for the fiscal year ending December 31, 2022. Grant Thornton has served as our independent registered public accounting firm since April 2020.

During OSG’s two fiscal years ended December 31, 2020 and 2021, there were (i) no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with either Grant Thornton or Ernst & Young LLP, OSG’s auditor through the first quarter of the fiscal year ended December 31, 2020, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the auditing firms, would have caused it to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

Neither OSG nor anyone acting on its behalf has consulted with Grant Thornton regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Stockholder ratification of the appointment of Grant Thornton as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirement. However, the Audit Committee is submitting this appointment to the stockholders for ratification as a matter of good corporate practice. If the appointment of Grant Thornton is not ratified by the stockholders, the Audit Committee, at its discretion, will reconsider its selection of Grant Thornton as our independent registered public accounting firm. Even if the appointment of Grant Thornton is ratified, the Audit Committee may direct the appointment of a different independent registered certified public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

Fees Paid to the Independent Registered Public Accounting Firm

The following table represents professional audit services fees incurred by OSG to Grant Thornton for the audit of our annual financial statements and fees billed for other services for the fiscal years ended December 31, 2021 and December 31, 2020.

Fee Type	Fiscal Year 2021 $	Fiscal Year 2020 $
Audit Fees (1)	650,000	662,000
All Other Fees (2)	25,000	0
Total	675,000	662,000

(1)	Audit fees include fees for professional services rendered for the audit of our annual financial statements; the review of the financial statements included in our Forms 10-Q; Sarbanes-Oxley Section 404 attestation procedures; expenses incurred related to the performance of the services noted above; financial audits and reviews for certain of the Company’s subsidiaries and services associated with documents filed with the SEC.
(2)	All other fees incurred by us to Grant Thornton were related to agreed-upon procedures for American Tanker, Inc.

The Audit Committee considered whether the provision of services described above under “All Other Fees” were compatible with maintaining Grant Thornton’s independence. OSG does not believe that any reasonable concerns about the objectivity of Grant Thornton in conducting the audit of OSG financial statements are raised as a result of the fees paid for non-audit-related services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has established policies and procedures for pre-approving audit and permissible non-audit work performed by its independent registered public accounting firm. As set forth in the pre-approval policies and procedures, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. All fees have been approved by the Audit Committee in accordance with these policies and procedures.

The Audit Committee and the Board of Directors recommend a vote “FOR” the ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm for 2022.

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APPROVAL OF AN AMENDMENT TO THE

INCENTIVE COMPENSATION PLAN FOR MANAGEMENT

(PROPOSAL NO. 4)

In May 2019 our stockholders approved the Overseas Shipholding Group, Inc. 2019 Incentive Compensation Plan for Management (the “Compensation Plan”), providing for the issuance of up to 4,000,000 shares of OSG’s Class A Common Stock, as described below. In April 2022 the Board of Directors adopted, subject to stockholder approval, an amendment to the Compensation Plan to increase the number of shares available for issuance by 5,000,000 shares, for a total of 9,000,000 shares (the “Amendment”). The three-year historical burn rate of the Compensation Plan is 2.1% and the overhang would be 11.7% if the Amendment is approved.

The Board of Directors believes that the Amendment is in the best interests of OSG and our stockholders, because it enables OSG to continue to grant equity and other incentives to certain employees (the “Participants”) selected by the Compensation Committee and that such awards are critical to OSG’s efforts to attract and retain key talent and to encourage ownership of shares of Common Stock by key employees.

The closing market price per share of the Common Stock as of April 6, 2022, the Record Date, was $2.14 per share.

Summary of the Compensation Plan

The following summary of material terms of the Compensation Plan is qualified in its entirety by reference to the full text of the Amendment, which is attached as Appendix A and incorporated herein by reference. Unless otherwise indicated, all capitalized terms in the below summary have the meanings given to such terms in the Compensation Plan.

The purpose of the Compensation Plan is to promote the interests of OSG and its stockholders by providing Participants, who are responsible with the execution of strategy and growth of OSG, with incentives and rewards for retention, consistent with the compensation philosophy.

Under the Compensation Plan, the Committee may grant to Participants cash-based awards, stock options or other equity-based awards (including stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units) with respect to up to 9,000,000 shares of Common Stock (giving effect to the proposed Amendment), subject to adjustment for stock splits and other changes in OSG’s capitalization. Stock-based awards may, at the discretion of the Committee, be paid in cash or otherwise of amounts based on the value of shares of Common Stock. No awards may be made under the Compensation Plan after May 30, 2029.

The persons eligible to receive awards are those Participants whom the Committee selects from time to time. There are less than thirty Participants currently in the Compensation Plan, with five of those being Executive Officers, or “Covered Employees” under the Compensation Plan. The nature and amount of awards that may be granted under the Compensation Plan in the future is not known at this time.

Subject to changes in OSG’s capitalization, the maximum number of shares of Common Stock that may be covered by incentive awards granted to any Covered Employee in any calendar year under the Compensation Plan shall not exceed 1,200,000 shares and the maximum amount payable to any Covered Employee under the Compensation Plan with respect to any calendar year for all cash incentive cash awards is $7,500,000. In addition, subject to such changes, the Compensation Plan limits to 400,000 (to be increased to 900,000 if the Amendment is approved) the number of shares of Common Stock that may be subject to Incentive Stock Options.

The Committee administers the Compensation Plan and is authorized to grant awards, designating the Participants who will be granted the awards, the type of award, the number of shares of Common Stock or amount of cash underlying such awards and the terms and conditions of such awards from time to time. The Committee has the full discretionary authority to administer the Compensation Plan, including the authority to interpret and construe any provision of the Compensation Plan and the terms of any award granted thereunder.

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In the case of any stock options issued under the Compensation Plan, the exercise price per share of Common Stock covered by any such option may not be less than the fair market value of a share of Common Stock on the date on which such option is granted. Any stock options granted under the Plan will expire on the ten-year anniversary of the date the option is granted.

Each award agreement will specify the consequences with respect to such award of any termination of employment, leave of absence, and death or disability and will also specify any consequences of a Change in Control. On or after the date of grant of an award under the Compensation Plan, the Committee may (i) accelerate the date on which any such award becomes vested, exercisable or transferable; (ii) extend the term of any such award, including, without limitation, extending the period following a termination of a Participant’s service during which any such award may remain outstanding; (iii) waive any condition to the vesting, exercisability or transferability of any such award; or (iv) provide for the payment of dividends or dividend equivalents with respect to any such award. OSG may not reprice any stock option without the approval of the stockholders of OSG.

OSG is entitled to recoup compensation paid to a Participant under the Compensation Plan to the extent permitted or required by applicable law, Company policy and/or the requirements of an exchange on which OSG’s shares are listed to trading.

The number of shares of Common Stock covered by the Compensation Plan, the maximum number of shares with respect to which the Committee may grant awards to any individual Participant in any calendar year, the number of shares covered by outstanding awards and the exercise price per share of Common Stock, if applicable, of each outstanding award will be approximately adjusted by the Committee in the event of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change. In addition, in the event of a dissolution or liquidation, sale of all or substantially all of the assets, or merger, consolidation or similar transaction involving OSG, the Committee has the power to cancel the outstanding award and pay an equivalent value in cash or exchange the outstanding award for some or all of the property which holder of the number of shares subject to the award would have received in the transaction or securities of the acquirer or surviving entity, and make an equitable adjustment in the exercise price or number of shares or amount of property subject to the award.

The Board of Directors recommends a vote FOR the amendment

of the Compensation Plan.

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OWNERSHIP OF CLASS A COMMON STOCK BY DIRECTORS, EXECUTIVE OFFICERS

AND CERTAIN OTHER BENEFICIAL OWNERS

The tables below set forth beneficial ownership information with respect to the director nominees, each of the NEOs listed in the Summary Compensation Table, and each person who is known to OSG to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock. The information with respect to such beneficial owners was prepared based on information supplied by such owners in their filings with the SEC. Except as disclosed in the notes to these tables and subject to applicable community property laws, OSG believes that each beneficial owner identified in the table possesses sole voting and investment power over all Class A Common Stock shown as beneficially owned by the beneficial owner.

Beneficial ownership for the purposes of the following tables is determined in accordance with the rules and regulations of the SEC. Those rules generally provide that a person is the beneficial owner of shares if such person has or shares the power to vote or direct the voting of shares, or to dispose or direct the disposition of shares or has the right to acquire such powers within 60 days of the Measurement Date (April 1, 2022). For purposes of calculating each person’s percentage ownership, shares of Class A Common Stock issuable pursuant to options or warrants exercisable within 60 days are included as outstanding and beneficially owned for that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. In some cases, OSG believes that foreign ownership or other restrictions may limit the ability of warrant holders to exercise warrants they hold, meaning that such persons may not be required to report share ownership as they would not be entitled to receive the underlying shares of Class A Common Stock. The percentage of beneficial ownership is based on 87,698,624 shares of OSG’s Class A Common Stock outstanding as of the Measurement Date. On that date, there were 19,051,778 warrants (exercisable for 3,619,838 shares of Class A Common Stock) that were not included in that calculation (other than to the extent set forth with respect to any individual stockholder below).

Directors and Executive Officers

The table below sets forth information as to the number of shares and percentage of the outstanding shares of OSG’s Class A Common Stock beneficially owned by each director nominee, each NEO, other executive officers, and all director nominees and executive officers as a group, on the Measurement Date, all as reported to OSG. The address of each person identified below as of the date of this Proxy Statement is c/o Overseas Shipholding Group, Inc., 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602.

	Shares of Class A Common Stock Beneficially Owned(1)
Directors and Director Nominees	Number	Percentage Beneficially Owned
Douglas D. Wheat	438,633	*
Rebecca DeLaet	37,800	*
Joseph I. Kronsberg	150,000	*
Anja L. Manuel	146,153	*
Samuel H. Norton	3,344,714	3.81%
John P. Reddy	108,853	*
Julie E. Silcock	310,727	*
Gary E. Taylor	166,041	*
Other Named Executive Officers and executive officers
Richard Trueblood	191,349	*
Patrick J. O’Halloran	210,227	*
Damon M. Mote	210,141	*
Susan Allan	179,915	*
All current directors and executive officers as a group (12 persons)	5,494,553	6.27%

* Less than 1%

(1)	Includes shares of Class A Common Stock issuable within 60 days of April 1, 2022 upon the exercise of options or warrants:

Mr. Norton - 1,422,318 shares; Mr. O’Halloran and Mr. Mote - 18,078 shares; Ms. Allan - 20,282; and all directors and executive officers as a group: 5,494,553 shares.

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Name	Shares of Class A Common Stock Beneficially Owned*(1)
	Number	Percentage Beneficially Owned
Cyrus Capital Partners, L.P. (2)	19,465,234	22.20%
Saltchuk Resources, Inc.(3)	15,203,554	17.34%
Paulson & Co. Inc (4)	6,300,000	7.18%

* Unless otherwise stated in the notes to this table, the share and percentage ownership information presented is as of the Measurement Date.

(1)	Includes shares of Class A Common Stock underlying all warrants owned by such person (at the Measurement Date stock exercise ratio of 0.19 shares for every warrant), owned by such person, and assumes gross exercise of warrants without withholding of any shares pursuant to the cashless exercise procedures of the warrants. The warrants are immediately exercisable but may only be exercised with OSG’s consent and are subject to certain citizenship rules and limitations on exercise, sale, transfer or other disposition.

(2)	Based on a Schedule 13D/A filed on March 24, 2022 and a Form-4 filed on March 30, 2022 with the SEC by Cyrus Capital Partners, L.P. (“Cyrus”), Cyrus, together with its affiliate and general partner, Cyrus Capital Partners GP, L.L.C. (“Cyrus GP”), has shared voting power and shared dispositive power with respect to 19,742,632 shares of Class A Common Stock by each of Cyrus and Cyrus GP, L.L.C., of which 2,636,376 shares are obtainable upon the exercise of 13,851,382 warrants. As the principal of Cyrus and Cyrus GP, Stephen C. Freidheim (“Freidheim”) may be deemed the beneficial owner of 19,742,632 shares of Class A Common Stock. The address of each of Cyrus, Cyrus GP and Freidheim is 399 Park Avenue, 39th Floor, New York, NY 10022.

(3)	Based on a Schedule 13D/A filed on September 7, 2021 with the SEC by Saltchuk Resources, Inc. (“Saltchuk”), Saltchuk has beneficial ownership of an aggregate amount of 14,115,798 shares of Class A Common Stock. The address of Saltchuk is 450 Alaskan Way South, Suite 708, Seattle, WA 98104.

(4)	Based on a Schedule 13D/A filed on April 13, 2020 with the SEC by Paulson & Co. Inc. (“Paulson”), Paulson has beneficial ownership of an aggregate amount of 6,300,000 shares of Class A Common Stock. Paulson is the investment advisor, or manager, of PCO Shipping LLC and certain separately managed accounts (collectively, the “Paulson Accounts”). The address of Paulson and the Paulson Accounts is c/o Paulson & Co. Inc., 1251 Avenue of the Americas, 50th Floor, New York, NY 10020.

The following table provides information as of December 31, 2021 with respect to OSG’s equity compensation plans, which have been approved by OSG’s stockholders.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)*
Equity compensation plans approved by security holders	1,478,756	2.65	2,149,787
Equity compensation plans not approved by stockholders	—	—	—

* Consists of 1,130,883 Class A Common Stock shares eligible to be granted under the Incentive Compensation Plan for Management and 1,018,904 shares under the Non-Executive Director Incentive Compensation Plan. The number of shares available for issuance under the Incentive Compensation Plan for Management includes the additional shares for which stockholder approval is being sought at the Meeting. See Proposal 4: Approval of an Amendment to the Incentive Compensation Plan for Management.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, OSG’s directors, executive officers and any persons holding more than ten percent (10%) of OSG’s Class A Common Stock are required to report their ownership of Class A Common Stock and any changes in that ownership, on a timely basis, to the SEC. Directors, executive officers and beneficial owners of more than 10% of the Class A Common Stock are also required to furnish OSG with copies of all Section 16(a) reports that they file with the SEC. Based solely upon a review of these reports received by OSG for 2021 and any written representations from reporting persons, all such reports were filed on a timely basis in 2021.

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INFORMATION CONCERNING SOLICITATION AND VOTING

Proxies are being solicited on behalf of the Board of OSG for use at the Annual Meeting to be held virtually on Wednesday, June 1, 2022 at 9:30 a.m. (ET), or any adjournment or postponement thereof, for the purposes set forth herein and in the Notice of Annual Meeting of Stockholders.

Any stockholder giving a proxy may revoke it at any time before it is exercised at the meeting.

Record Date, Shares Outstanding and Voting

Only stockholders of record at the close of business on April 6, 2022 (the “Record Date”) are entitled to vote at the Annual Meeting. The Company has one class of voting securities, its Class A Common Stock, with each share entitled to one vote. As of the Record Date, 87,776,696 shares were outstanding.

All shares represented by an eligible proxy will be voted at the meeting in accordance with the instructions provided therein. If no such instructions are provided, the proxy will be voted:

(1)	FOR the election of eight directors,

(2)	FOR the approval, on an advisory basis, of the compensation for 2021 of the executive officers named in the Summary Compensation Table, as described in “How We Compensate Our Executives” and in the accompanying compensation tables and narrative in this Proxy Statement, and

(3)	FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

(4)	FOR the approval of an amendment to the Overseas Shipholding Group, Inc. 2019 Incentive Compensation Plan for Management to increase the number of shares of Common Stock available for issuance under the Plan by five (5) million shares.

Each of the election of directors, the advisory vote to approve the compensation of the NEOs, the ratification of the appointment of the Company’s independent registered public accounting firm for 2022, and the approval of an amendment to the 2019 Incentive Compensation Plan for Management requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock present at the meeting and entitled to vote thereon. If the appointment of the Company’s independent registered public accounting firm for 2022 is not ratified, the Audit Committee will reconsider the appointment and review its future selection of an independent registered public accounting firm. If the amendment to the 2019 Incentive Compensation Plan for Management is not approved, it will not be implemented, and the Board will consider alternative plans or other actions.

Some of the Company’s stockholders hold their shares through a broker, trustee, or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.

●	Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc. then you are considered the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to a third party, or to vote at the Annual Meeting.

●	Beneficial Owner. If your shares are held in a brokerage account, by a trustee, or by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a “legal proxy,” as discussed below.

As a stockholder of record, you may vote by one of the following methods:

●	Internet Voting. You may use the Internet as described on the proxy card or the notice of availability of proxy materials, as applicable, to vote your shares of Common Stock by giving the Company a proxy. You will be able to vote your shares by the Internet and confirm that your vote has been properly recorded. Please see your proxy card or your notice of availability of proxy materials, as applicable, for specific instructions.

●	Telephone Voting. You may vote your shares of Common Stock by giving the Company a proxy using the toll–free number listed on the proxy card. The procedure allows you to vote your shares and to confirm that your vote was recorded. Please see your proxy card for specific instructions.

●	Voting By Mail. You may sign, date, and mail your proxy card in the postage-paid envelope provided. This option is available only to those stockholders who have received a paper copy of a proxy card by mail.

●	Voting at the Annual Meeting. You may vote at the Annual Meeting as indicated above under “Remote Participation at the Annual Meeting” at the beginning of this Proxy Statement.

If your shares are held through a broker, bank, trustee or other nominee, you will receive a request for voting instructions with respect to your shares of Common Stock from the broker, bank, trustee or other nominee. You should respond to the request for voting instructions in the manner specified by the broker, bank, trustee or other nominee. If you have questions about voting your shares, you should contact your broker, bank, trustee or other nominee.

If you hold your shares through a broker, bank, trustee or other nominee and you wish to vote at the meeting, you will need to bring a legal proxy to the meeting. You must request a legal proxy through your broker, bank, trustee or other nominee. Please note that if you request a legal proxy, any proxy with respect to your shares of Common Stock previously executed by your broker, bank, trustee, or other nominee will be revoked and your vote will not be counted unless you vote at the meeting and or legally appoint another proxy to vote on your behalf.

It is very important that you are represented at the meeting and that your shares are voted. We urge you to vote as soon as possible by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card, even if you plan to attend the Annual Meeting.

To conduct the business of the Annual Meeting, we must have a quorum. The presence of at least a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted toward fulfillment of quorum requirements. Abstentions and broker non-votes will not be counted in tabulations of the votes cast on any of the proposals presented at the Annual Meeting. A broker non–vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. In the absence of voting instructions from the beneficial owner of the shares, nominee holders will not have discretionary authority to vote the shares at the Annual Meeting in the election of directors, or for the compensation for 2021 of the executive officers, or for the approval of the amendment to the 2019 Incentive Compensation Plan for Management, but will have discretionary authority to vote on the ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Proxies that are transmitted by nominee holders for beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder.

As all of these matters are very important to OSG, we urge you to vote your shares by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card.

Expenses

The cost of soliciting proxies for the meeting will be borne by OSG. OSG will also reimburse brokers and others who are only record holders of the OSG shares for their reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares.

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Proposals for Annual Meeting of Stockholders in 2023

Stockholder proposals submitted under the SEC rules for inclusion in the Proxy Statement for the Annual Meeting in 2023 must be received no later than December 19, 2022. Stockholder proposals submitted under the SEC rules must be submitted in writing to our Corporate Secretary at our principal offices and comply with the proxy rules. Any stockholder who wishes to propose a matter for action at the Company’s next Annual Meeting pursuant to the Company’s Amended and Restated By–laws, including the nomination of a director, must notify the Company in writing, and provide the information required by the Company’s Amended and Restated By–laws, no earlier than 90 days and no later than 60 days prior to April 19, 2023, the first anniversary of this year’s Notice of Annual Meeting. In other words, the notice and such information must be received no earlier than January 18, 2023, and no later than February 18, 2023. Stockholders can obtain a copy of the By-laws by writing the Corporate Secretary at the following address: Corporate Secretary, Overseas Shipholding Group, Inc., 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602.

A stockholder may recommend a person as a nominee for director by writing to the Corporate Secretary of the Company. Recommendations must be received by February 18, 2023 in order for a candidate to be considered for election at the Annual Meeting in 2023. Each recommendation for nomination should contain the following information: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to attend the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had such nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Company if so elected.

OTHER MATTERS

The Board is not aware of any matters to be presented at the Annual Meeting other than those specified above. If any other matter should be presented, proxy holders will vote the shares represented by the proxy on such matter in accordance with their best judgment.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers use this process for proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice that any person will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or OSG if you hold shares registered in your name, and OSG will promptly undertake to carry out your request. You can notify OSG by sending a written request to OSG at its address set forth above.

OSG’s 2021 Form 10-K is available at www.osg.com/investor-relations. It does not form part of this Proxy Statement. OSG will provide to any stockholder of OSG, without charge, a copy of the 2021 Form 10-K upon the written request of such stockholder addressed to the Corporate Secretary of OSG at 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602.

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APPENDIX A

AMENDMENT NO. 1

TO OVERSEAS SHIPHOLDING GROUP, INC.

2019 INCENTIVE COMPENSATION PLAN FOR MANAGEMENT

THIS AMENDMENT NO. 1 TO THE OVERSEAS SHIPHOLDING GROUP, INC. 2019 INCENTIVE COMPENSATION PLAN FOR MANAGEMENT (this “Amendment”) is effective as of June 1, 2022 (the “Amendment Date”), subject to approval by the stockholders of Overseas Shipholding Group, Inc. (the “Company”).

Amendment. The Overseas Shipholding Group, Inc. 2019 Incentive Compensation Plan for Management, effective as of May 30, 2019 (the “Plan”), is hereby amended and modified as follows:

1.	The text of Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:

The maximum number of shares of Common Stock that may be covered by Incentive Awards granted under the Plan shall not exceed 9,000,000 of Common Stock in the aggregate plus any adjustment for the expiration, cancellation, forfeiture or cash settlement of Prior Plan Awards as provided below. Out of such aggregate, the maximum number of shares of Common Stock that may be covered by Options that are designated as “incentive stock options” within the meaning of Section 422 shall not exceed 900,000 shares of Common Stock. The maximum number of shares referred to in the preceding sentences of this Section 3(a) shall be subject to adjustment as provided in Section 10. Shares of Common Stock issued under the Plan may be either authorized and unissued shares, treasury shares, shares purchased by the Company in the open market, or any combination of the preceding categories as the Committee determines in its sole discretion.”

Definitions. Each capitalized term not otherwise defined in this Amendment shall have the definition ascribed to such term in the Plan.

Other Terms Unchanged. Except as expressly modified in this Amendment, all terms and provisions of the Plan shall remain unchanged and in full force and effect.

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 31, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 31, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Rebecca DeLaet
02) Joseph I. Kronsberg
03) Anja L. Manuel
04) Samuel H. Norton
05) John P. Reddy
06) Julie E. Silcock
07) Gary Eugene Taylor
08) Douglas D. Wheat

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Approval by an advisory vote of the compensation for 2021 of the Named Executive Officers.	☐	☐	☐
3. Ratification of the appointment of the Company's independent registered public accounting firm for the year 2022.	☐	☐	☐
4. Approval of an amendment to the Company's 2019 Incentive Compensation Plan for Management to increase the number of shares of common stock available for issuance by five (5) million shares.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name (or names) appear(s) above. For joint accounts each owner should sign. Executors, administrators, trustees, etc. should give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000561080_1 R1.0.0.24

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com

You may access the Proxy Statement and the Company's 2021 Annual Report at www.osg.com

---

OVERSEAS SHIPHOLDING GROUP, INC. PROXY FOR
ANNUAL MEETING OF STOCKHOLDERS JUNE 1, 2022

The undersigned hereby appoints SUSAN ALLAN and RICHARD TRUEBLOOD, and either of them, proxies, with full power of substitution, to vote all shares of stock of OVERSEAS SHIPHOLDING GROUP, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held virtually on Wednesday, June 1, 2022 at 9:30 A.M. Eastern Time, notice of which meeting and the related Proxy Statement have been received by the undersigned, and at any adjournments thereof.

The undersigned hereby ratifies and confirms all that said proxies, or either of them, or their substitutes, may lawfully do on the premises and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof. If only one of said proxies, or his or her substitute, shall be present and vote at said meeting or any adjournments thereof, then that one so present and voting shall have and may exercise all the powers hereby granted.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL BY AN ADVISORY VOTE OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS FOR 2021, FOR THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022, AND FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2019 INCENTIVE COMPENSATION PLAN FOR MANAGEMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE BY FIVE (5) MILLION SHARES. AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT AND IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

0000561080_2 R1.0.0.24

Continued and to be signed and dated on reverse side

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OSG

Your **Vote** Counts!

OVERSEAS SHIPHOLDING GROUP, INC.

2022 Annual Meeting

Vote by May 31, 2022
11:59 PM ET

You invested in OVERSEAS SHIPHOLDING GROUP, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 01, 2022.**

Get informed before you vote

View the Notice & Proxy Statement, Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 18, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

June 01, 2022
9:30 AM EDT

To attend the virtual meeting call:
(844) 200-6205 US/Canada callers (Access Code 885895)
(929) 526-1599 Intl. callers (Access Code 885895)
or by webcast:
www.osg.com/investor-relations/webcast-presentation

*Please check the meeting materials for any special requirements for meeting attendance.

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Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors **Nominees:** 01) Rebecca DeLaet 02) Joseph I. Kronsberg 03) Anja L. Manuel 04) Samuel H. Norton 05) John P. Reddy 06) Julie E. Silcock 07) Gary Eugene Taylor 08) Douglas D. Wheat	**For**
2.	Approval by an advisory vote of the compensation for 2021 of the Named Executive Officers.	**For**
3.	Ratification of the appointment of the Company's independent registered public accounting firm for the year 2022.	**For**
4.	Approval of an amendment to the Company's 2019 Incentive Compensation Plan for Management to increase the number of shares of common stock available for issuance by five (5) million shares.	**For**

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

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